                                                                   Exhibit 2.1
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                                 TRUST INDENTURE



                                     BETWEEN



                         PMC JOINT VENTURE, L.P. 2002-1,

                         A DELAWARE LIMITED PARTNERSHIP



                                       AND



                           BNY MIDWEST TRUST COMPANY,

                                   AS TRUSTEE



                             ----------------------


                            DATED AS OF APRIL 3, 2002


                             ----------------------



                                   $63,453,688

                         PMC JOINT VENTURE, L.P. 2002-1

                          LOAN-BACKED FIXED RATE NOTES




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

                                TABLE OF CONTENTS



     (This Table of Contents is for convenience of reference only and is not a part of the Trust Indenture.)


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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ..................................................................3

ARTICLE II THE NOTES ...................................................................3

   2.1           Authorized Amount of Notes.............................................3
   2.2           Issuance of Notes; Denominations; Form of Notes........................4
   2.3           Book-Entry-Only System.................................................4
   2.4           Execution..............................................................5
   2.5           Authentication.........................................................5
   2.6           Delivery of Notes and Receipt of Loans.................................6
   2.7           Payments of Principal of and Interest on Notes........................10
   2.8           Mutilated, Lost, Stolen or Destroyed Notes............................10
   2.9           Registration and Exchange of Notes; Persons Treated as
                      Holders; Restrictions on Transfers of Notes......................11
   2.10          Destruction of Notes..................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES; SUBSTITUTION OF LOANS......................13

   3.1           Representations and Warranties of Issuer..............................13
   3.2           Representations and Warranties With Respect to Loans..................14
   3.3           Repurchase and Substitution of Loans..................................20
   3.4           Release and Exchange of Loans.........................................21

ARTICLE IV REDEMPTION PROVISIONS.......................................................22

   4.1           Optional Redemption of the Notes......................................22
   4.2           Notice of Redemption..................................................22
   4.3           Redemption Payments...................................................23
   4.4           Cancellation..........................................................23

ARTICLE V COVENANTS OF ISSUER..........................................................23

                                       i


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                                TABLE OF CONTENTS

                                  (CONTINUED)
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

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   5.1           Payment of Principal and Interest.....................................23
   5.2           Performance of Covenants..............................................23
   5.3           Instruments of Further Assurance......................................24
   5.4           Recording and Filing..................................................24
   5.5           Existence.............................................................24
   5.6           Access to Records; Discussions With Officers..........................24
   5.7           Notice of Material Events.............................................25
   5.8           Maintenance of Licenses; Rating.......................................25
   5.9           Use of Funds..........................................................26
   5.10          Negative Covenants of the Issuer......................................26
   5.11          Opinions as to Loans and Trust Estate.................................27
   5.12          Maintenance of Office.................................................28
   5.13          Restrictions on Issuer's Actions......................................28
   5.14          Insurance Coverage....................................................29
   5.15          Financial Statements and Accountants' Reports.........................30

ARTICLE VI REVENUES AND ACCOUNTS.......................................................30

   6.1           Creation of Accounts..................................................30
   6.2           Deposits to the Collection Account....................................30
   6.3           Deposits in Spread Account; Permitted Withdrawals from
                      Spread Account...................................................31
   6.4           Distributions.........................................................32
   6.5           Moneys To Be Held in Trust............................................33
   6.6           Amounts Remaining in Funds and Accounts...............................33
   6.7           Accounts and Reports..................................................33
   6.8           Tax Reporting.........................................................33

ARTICLE VII INVESTMENT OF MONEYS.......................................................34

ARTICLE VIII DISCHARGE OF INDENTURE....................................................34

ARTICLE IX DEFAULT PROVISIONS AND REMEDIES OF
         TRUSTEE AND NOTEHOLDERS.......................................................35

   9.1           Events of Default.....................................................35
   9.2           Remedies; Rights of Noteholders.......................................37
   9.3           Right of Noteholders To Direct Proceedings............................37
   9.4           Appointment of Receivers..............................................38



                                       ii
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                                TABLE OF CONTENTS

                                  (CONTINUED)
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

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   9.5           Application of Moneys.................................................38
   9.6           Remedies Vested in Trustee............................................39
   9.7           Rights and Remedies of Noteholders....................................39
   9.8           Termination of Proceedings............................................39
   9.9           Waivers of Events of Default..........................................40

ARTICLE X TRUSTEE .....................................................................40

   10.1          Acceptance of the Trusts..............................................40
   10.2          Fees, Charges and Expenses of Trustee.................................43
   10.3          Notice to Noteholders if Default Occurs...............................44
   10.4          Intervention by Trustee...............................................44
   10.5          Merger or Consolidation of Trustee....................................44
   10.6          Resignation by Trustee................................................44
   10.7          Removal of Trustee....................................................45
   10.8          Appointment of Successor Trustee; Temporary Trustee...................45
   10.9          Concerning Any Successor Trustee......................................45
   10.10         Designation and Succession of Paying Agents...........................46
   10.11         Appointment of Co-Trustee.............................................46

ARTICLE XI SUPPLEMENTAL INDENTURES.....................................................47

   11.1          Supplemental Indentures; Consent of Noteholders.......................47
   11.2          Notice of Supplemental Indentures.....................................49
   11.3          Amendments to Transaction Documents...................................49

ARTICLE XII MISCELLANEOUS .............................................................49

   12.1          Consents, etc., of Noteholders........................................49
   12.2          Limitation of Rights..................................................50
   12.3          Severability..........................................................50
   12.4          Notices...............................................................50
   12.5          Payments Due on Saturdays, Sundays and Holidays.......................50
   12.6          Counterparts..........................................................50
   12.7          Applicable Provisions of Law..........................................51
   12.8          Captions..............................................................51




                                TABLE OF CONTENTS

                                  (CONTINUED)
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

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SCHEDULE 1    DEFINITIONS

SCHEDULE 2    FEES

EXHIBIT A     FORM OF NOTE

EXHIBIT B     LOAN SCHEDULE

EXHIBIT C     FORM OF MONTHLY TRUSTEE REPORT

EXHIBIT D-1   FORM OF TRANSFEREE'S LETTER

EXHIBIT D-2   FORM OF TRANSFEREE'S LETTER

EXHIBIT E     FORM OF RELEASE OF LIENS

                                 TRUST INDENTURE


         THIS TRUST INDENTURE (this "INDENTURE") is made and entered into as of April 3, 2002 by and between PMC JOINT VENTURE, L.P. 2002-1, a Delaware limited partnership (the "ISSUER"), and BNY MIDWEST TRUST COMPANY, an Illinois state banking corporation, as trustee (the "TRUSTEE"), who did declare that they have made and entered into, and do hereby make, enter into and effect, a Trust Indenture under the following terms and conditions,

                              W I T N E S S E T H :

         WHEREAS, pursuant to its Limited Partnership Agreement and the applicable provisions of Delaware law, the Issuer is authorized to issue notes secured as provided herein and to enter into any agreements made in connection therewith; and

         WHEREAS, the Issuer is hereby issuing its Loan-Backed Fixed Rate Notes (collectively, the "NOTES") and will use the proceeds from the sale of the Notes to effect a pro rata distribution to its partners and deposit funds into the Spread Account (as defined herein); and

         WHEREAS, the Issuer has authorized the issuance of the Notes pursuant to and secured by this Indenture and the execution of this Indenture to secure the Notes by a pledge of the Loans (as defined herein) and moneys held by the Trustee; and

         WHEREAS, upon satisfaction of certain requirements contained herein and simultaneously with the authentication and delivery of the Notes, the Issuer will deliver and pledge the Loans to the Trustee to secure the obligations of the Issuer under the Notes and hereunder, and the Trustee is instructed to accept the deposit of the Loans from the Issuer, fund the Spread Account and to release the net proceeds of the Notes to the Issuer.

                      NOW, THEREFORE, THIS TRUST INDENTURE

                                   WITNESSETH:

                                GRANTING CLAUSES

         The Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Holders thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment of the principal of and interest, when due, on the Notes according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Notes, does hereby irrevocably pledge, set over and grant a security interest (which security interest is hereby represented and warranted by the Issuer to be a first priority perfected security interest) in and unto the Trustee, and its

TRUST INDENTURE - Page 1
successors in trust and assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth, all right, title and interest of the Issuer in, to and under:

         (a) the Loans, the Related Assets and any REO Property, including all payments with respect thereto (other than the Prepayment Penalties) and escrow deposits and fees, if any, and any interest, profits and other income derived from the investment thereof and any and all insurance policies and Loan Files related thereto;

         (b) any moneys or investments held or entitled to be held by the Trustee under this Indenture, including, without limitation, moneys held in the Collection Account and the Spread Account, any investments therein and the security entitlements to all financial assets credited thereto from time to time, and the interest, profits and other income derived from the investment thereof;

         (c) all right, title and interest of the Issuer in, to and under the Servicing Agreement, the Contribution Agreement and the other Transaction Documents, including all extensions and renewals of their terms, if any, including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect and receive any income, revenues, receipts, issues, profits, insurance proceeds and other sums of money payable to or receivable by the Issuer under the Servicing Agreement, the Contribution Agreement or the other Transaction Documents, whether payable pursuant to the Servicing Agreement, the Contribution Agreement or the other Transaction Documents, or otherwise, to bring actions and proceedings under the Servicing Agreement, the Contribution Agreement or the other Transaction Documents or for the enforcement thereof, and to do any and all things which the Issuer is or may become entitled to do under the Servicing Agreement, the Contribution Agreement or the other Transaction Documents;

         (d) any and all other real or personal property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Issuer, or by anyone on its behalf or with its written consent, to the Trustee which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof; and

         (e) all proceeds of the above, and any proceeds thereof.

         TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors in trust and assigns forever;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Holders of the Notes without preference of any Note over any other, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder or on the Notes and for the performance of and compliance with the obligations, covenants and conditions of this Indenture,




TRUST INDENTURE - Page 2
as if all the Notes at any time outstanding had been authenticated, executed and delivered simultaneously with the execution and delivery of this Indenture, all as herein set forth;

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall indefeasibly pay, or cause to be paid, the principal of and interest on the Notes due or to become due thereon, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall cause the payments to be made as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee and any paying agent all sums of money due or to become due in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby and thereby granted shall cease, determine and be void; otherwise this Indenture is to be and remain in full force and effect;

         AND PROVIDED, FURTHER, the Trustee agrees to accept receipt of the Loans and the Trustee Loan Files, and declares that it holds and will hold for the benefit of the Noteholders such documents and the other documents constituting a part of the Loans and the Trustee Loan Files delivered to it as the Trustee upon the terms stated herein.

         THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Notes issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Holders, from time to time or at any time, of the Notes, or any part thereof, as follows:

                                   ARTICLE I

                                   DEFINITIONS

         All capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in Schedule 1 attached hereto.

                                   ARTICLE II

                                    THE NOTES

         2.1 AUTHORIZED AMOUNT OF NOTES. No Notes may be issued under the provisions of this Indenture, except in accordance with this Article. Except as provided in Sections 2.8 and 2.9 hereof, the total principal amount of Notes that may be issued is hereby expressly limited to $63,453,688.


TRUST INDENTURE - Page 3

         2.2 ISSUANCE OF NOTES; DENOMINATIONS; FORM OF NOTES. (a) The Notes shall be designated the "PMC Joint Venture, L.P. 2002-1 Loan-Backed Fixed Rate Notes" and shall be issued in an initial aggregate principal amount equal to $63,453,688.

         The Notes shall mature on the Maturity Date, and shall accrue interest during each Interest Accrual Period at the Remittance Rate. The Notes shall also accrue interest on the unpaid principal and, to the extent permitted by applicable law, accrued interest to the extent that such amount has not been distributed to the Noteholders when due at the Default Rate. The Notes shall be non-recourse to the Issuer's partners and neither the Trustee nor the Noteholders shall have any right to enforce the payment or performance of the Issuer's obligations under this Indenture and the Notes against the partners of the Issuer or their respective assets.

                 (b) The Notes will be available for purchase in book-entry form only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. One (1) Note may be issued in an additional amount equal to the remainder of the aggregate stated principal balance of the Notes on the Closing Date.

                 (c) The Notes issued under this Indenture shall be substantially in the form set forth in Exhibit A hereto with such variations, omissions and insertions as are permitted or required thereby and hereby.

         2.3 BOOK-ENTRY-ONLY SYSTEM. (a) The Notes may be issued in the form of a separate single authenticated Note in substantially the form of Exhibit A hereto. On the Closing Date, if so directed by the Issuer in writing, the Notes shall be registered in the Note Register in the name of DTC's Nominee. With respect to the Notes registered in the Note Register in the name of DTC's Nominee, no Person other than DTC shall receive an authenticated Note, and the Issuer, the Trustee and the Servicers shall have no responsibility or obligation to any DTC Participant or to any Beneficial Owner with respect to the following:
(i) the accuracy of the records of DTC or DTC's Nominee or any DTC Participant with respect to any ownership interest in the Notes, (ii) the delivery to any DTC Participant, any Beneficial Owner, or any other Person, other than DTC, of any notice with respect to the Notes, including any notice of redemption, or
(iii) the payment to any DTC Participant, any Beneficial Owner, or any other Person, other than DTC, of any amount with respect to the Notes. The Trustee shall make payments with respect to the Notes only to or upon the written order of DTC and all such payments shall be valid and effective fully to satisfy and discharge the obligations with respect to the Notes to the extent of the sum or sums so paid.

         (b) Upon receipt by the Issuer, the Trustee and the Servicers of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Trustee shall, at the expense of the Issuer, issue, transfer and exchange Notes requested by DTC in appropriate amounts and, whenever DTC requests the Issuer and the Trustee to do so, the Issuer and the Trustee shall cooperate with DTC in taking appropriate action after reasonable notice (i) to arrange for a substitute depository willing and able upon reasonable and customary terms to



TRUST INDENTURE - Page 4
maintain custody of the Notes or (ii) to make available Definitive Notes registered in whatever name or names the Beneficial Owners transferring or exchanging such Notes shall designate.

         (c) Definitive Notes shall be issued to Beneficial Owners or their respective nominees, if (i) the Issuer, at its option, elects to terminate the book-entry system through DTC or its successors and assigns or (ii) after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, the Required Noteholders advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC or its successors and assigns with respect to the Notes is no longer in the best interests of the Noteholders.

         (d) Notwithstanding any other provision of this Indenture to the contrary, so long as any Note is registered in the name of DTC or DTC's Nominee, all payments with respect to such Note and all notices with respect to such Note shall be made and given, respectively, to DTC as provided in a representation letter in the form required by DTC acceptable to the Issuer and the Trustee.

         (e) In the event the Notes are issued in book-entry form with DTC and until any such time that Definitive Notes are issued: (i) the Trustee and the Issuer may deal with DTC as the authorized representative of the Noteholders;
(ii) the rights of the Noteholders shall be exercised only through DTC and shall be limited to those established by law and agreement between the Noteholders and DTC and/or direct participants of DTC; (iii) DTC will make book-entry transfers among the direct participants of DTC and will receive and transmit distributions of principal and interest on the Notes to such direct participants; and (iv) the direct participants of DTC shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by DTC, and DTC may be treated by the Trustee and the Issuer and their respective agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

         2.4 EXECUTION. The Notes shall be executed on behalf of the Issuer with the signature of any Authorized Officer of the General Partner and attested by the signature of the Secretary or Assistant Secretary of the General Partner. In case any officer of the General Partner of the Issuer whose signature shall appear on the Notes shall cease to be such officer before the delivery of such Notes, such signature shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

         The Notes are negotiable instruments (subject to compliance with applicable Securities Laws) and shall be solely the obligations of the Issuer.

         2.5 AUTHENTICATION. No Note shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until a certificate of authentication on such Note shall have been duly executed by the Trustee by manual signature, which execution shall be at the written direction of the Issuer, and such executed certificate of the Trustee upon any such Note shall be conclusive evidence that such Note has been authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Note shall be deemed to have been executed by it if signed by an Authorized Officer or signatory of the Trustee, but it



TRUST INDENTURE - Page 5
shall not be necessary that the same officer or signatory sign the certificate of authentication on all of the Notes issued hereunder. Except as provided in Sections 2.8 and 2.9(d), all Notes shall be dated the date of their authentication.

         2.6 DELIVERY OF NOTES AND RECEIPT OF LOANS. (a) After the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee, and the Trustee shall authenticate, the Notes and deliver the Notes to DTC for the benefit of the Beneficial Owners, for the purchase price specified by the Issuer, as hereinafter in this Section provided.

         Simultaneously with or prior to the delivery by the Trustee of all of the Notes and the disbursement of a portion of the net proceeds of the issuance of the Notes, there shall be received by the Trustee:

              (i) A copy, duly certified by the General Partner of the Issuer, of each of the resolutions of the board of directors of the General Partner and the Issuer authorizing the issuance of the Notes and the execution and delivery of this Indenture;

              (ii) An original executed counterpart of each Transaction
Document;

              (iii) A request and authorization to the Trustee on behalf of the Issuer and signed by the General Partner of the Issuer to authenticate and deliver such series of Notes to the purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization. The proceeds of such payment shall be paid over to the Trustee and deposited as required by such request and authorization in the various funds specified in, and pursuant to Article VI hereof;

              (iv) An Opinion of Counsel, satisfactory in form and scope to the Trustee, that the Notes constitute debt of the Issuer for federal income tax purposes;

              (v) The documents with respect to the Loans described in the Loan
Schedule in accordance with paragraph (b) below;

              (vi) A letter from Moody's, indicating that the Notes have been rated at least "Aaa";

              (vii) Certified copies of resolutions, organizational documents, bylaws and incumbency certificates for PMC, PMCT, the Issuer and the General Partner of the Issuer;

              (viii) Opinions of Issuer's counsel, satisfactory in form and scope to the Trustee, addressed to, among others, the Trustee and the Beneficial Owners to the effect that, among other things, and based upon the qualifications, assumptions and reasoning stated therein:

              (A) (1) The contribution and assignment of the Loans (and related rights) by PMC and PMCT to the Issuer constitute a "true sale" and will result in the Loans not being deemed property of PMC's or PMCT's estate pursuant to



TRUST INDENTURE - Page 6

         Section 541 of the Bankruptcy Code (and based upon Lien search reports, there is no public record of any prior UCC financing statements covering such Loans, other than by entities which have executed a UCC termination statement or other appropriate agreement(s) indicating the release of their security interests, or any notice of any federal tax
         Lien), and (2) based upon Lien search reports, the Trustee has a valid first priority perfected security interest in the Trust Estate as security for the Notes (and based upon Lien search reports, there is no public record of any prior UCC financing statements covering such Loans, other than by entities which have executed a UCC termination statement or other appropriate agreement(s) indicating the release of their security interests, or any notice of any federal tax Lien); and

              (B) in the event of a bankruptcy of PMC, PMCT or the General Partner of the Issuer, the assets and liabilities of the Issuer would not be substantively consolidated with the assets and liabilities of PMC, PMCT or the General Partner, as applicable.

              (ix) Copies of properly prepared and executed financing statements in sufficient form for filing, naming (A) PMC or PMCT, as the case may be, as seller, the Issuer as purchaser, and the Trustee as assignee of the purchaser to reflect the conveyance of the Loans to the Issuer, and (B) the Issuer as debtor and the Trustee as secured party, covering the Issuer's interest in the Trust Estate, as may be necessary or desirable to perfect the security interest of the Trustee (for the benefit of the Noteholders) in the Issuer's interest in the Trust Estate and copies of properly prepared and executed releases in sufficient form for filing, indicating the release of any security interest by any third party in such assets; and

              (x) Copies of UCC and tax and judgment Lien search reports against PMC, PMCT and the Issuer.

         Any of the foregoing statements which are not, as of the Closing Date, properly filed in the appropriate office as necessary to evidence the conveyance of the Loans to the Issuer or perfect the security interest of the Trustee (for the benefit of the Noteholders) in the Issuer's interest in the Trust Estate or to effect the release of any security interest held by any third party in such assets shall be mailed on the Closing Date by overnight mail to the jurisdictions in which such statements are to be filed.

         (b) In connection with the transfer and assignment of the Loans to the Trustee, the Issuer does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee the following documents or instruments with respect to each Loan so transferred and assigned (hereinafter referred to as the "TRUSTEE LOAN FILE"):

              (i) the original Underlying Note showing a complete chain of endorsement from the originator to the current holder (if other than the originator) and endorsed by the originator or current holder by means of an allonge as follows: "Pay to the order of BNY Midwest Trust Company, as Trustee under the Trust Indenture, dated as of April 3, 2002, for the



TRUST INDENTURE - Page 7
benefit of the holders of PMC Joint Venture, L.P. 2002-1 Loan-Backed Fixed Rate Notes, without recourse";

              (ii) either: (A) the original Mortgage with evidence of recording thereon, (B) with respect to a Loan for which the original Mortgage was not returned after recordation, a copy of the Mortgage certified by the appropriate recording officer to be true and accurate, or (C) with respect to a Loan for which the original Mortgage has been sent to the appropriate public official for recording and with respect to which a certified copy of the Mortgage is not available from such public official, a copy of the Mortgage certified as a true copy by an Authorized Officer of the Issuer;

              (iii) either: (A) the original executed assignments of the Mortgage (which may be in the form of a blanket assignment in the event there are Mortgages that have not been returned by the local recording officer in which case the Issuer shall execute and deliver to the appropriate public office for recording or filing within fifteen (15) Business Days after the Company's receipt of the recorded Mortgage, an original assignment of each Mortgage), showing a complete chain of assignment from the originator to the current assignee (if other than the originator) and acceptable for recording in the jurisdiction in which the applicable Mortgaged Property is located, and from the originator or current assignee in the following form: "BNY Midwest Trust Company, as the Trustee under the Trust Indenture, dated as of April 3, 2002" or
(B) copies of such assignments certified as true copies by an Authorized Officer of the Issuer where the original of such assignment has been transmitted for recording, which such certification may be in the form of one or more blanket certificates;

              (iv) the original of each assumption, modification, written assurance or substitution agreement, if any;

              (v) either (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies certified as true by PMC or PMCT, as applicable;

              (vi) for all Loans, a blanket assignment of all collateral securing the Loan, including without limitation, all rights under applicable guarantees and insurance policies;

              (vii) for all Loans, an irrevocable power of attorney from PMC or PMCT, as applicable to the Trustee, delegable by the Trustee to the Servicer and any successor servicer, to execute, deliver, file or record and otherwise deal with the collateral for the Loans in accordance with the Contribution Agreement and to prepare, execute and file or record UCC financing statements and notices to insurers; and

              (viii) for all Loans, a blanket UCC-1 financing statement describing the Loans and identifying by type all collateral for the Loans in the Loan Pool and naming the Trustee as Secured Party and the Issuer as Debtor, such UCC-1 to be filed promptly following the Closing Date in the office of the Secretary of State of Delaware.


TRUST INDENTURE - Page 8

         The Issuer will deliver for recording or filing each assignment of a Loan to the appropriate public office for real property records within fifteen
(15) Business Days after the Closing Date to protect the Trustee's interest in the Loans against sale, further assignments, satisfaction or discharge by the Servicer, PMC, PMCT, the Issuer or any third party. Within six (6) months after the Closing Date, the Issuer shall confirm to the Trustee and the Noteholders in writing that all assignments of the Loans were sent for recordation or filing and have been recorded.

         For Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Issuer, in lieu of delivering the above documents, and with respect to all Monthly Payments received after the Cut-Off Date, herewith delivers to the Trustee an Officers' Certificate to the effect that all amounts received in connection with such payments which are required to be deposited in the Lockbox Account have been so delivered to the Trustee and indicating the amount of any payment received with respect to each such Loan.

         With respect to Loans for which the original Mortgage and related assignment have been sent to the appropriate public official for recording, the Issuer shall provide the original Mortgage and related assignments to the Trustee promptly upon receipt from the public official after recording. Within seven (7) months after the Closing Date, the Trustee shall certify that all such original Mortgages and related assignments have been recorded and, if not, shall, upon prior written consent of the Required Noteholders, demand repurchase of the related Loan pursuant to Section 3.3.

              (c) The Trustee, by execution and delivery hereof, subject to the next preceding paragraph and the last paragraph of this Section, acknowledges receipt of the documents and other property referred to in and required to be delivered pursuant to this Section 2.6 and declares that the Trustee holds and will hold all other property to be received pursuant to this Indenture, in trust, for the benefit of all Holders.

         The Trustee further acknowledges that it has also received a certificate from the Supervisory Servicer, a copy of which has been provided to the Rating Agency, to the effect that, as to each Loan listed in the Loan Schedule, (i) all documents constituting part of such Trustee Loan File required to be delivered to the Trustee pursuant to this Indenture have been delivered to the Trustee, (ii) such documents have been reviewed by it as to form and appear to have been properly executed and regular on their face, purport to be recorded or filed (as applicable), have not been torn, mutilated or otherwise defaced and relate to such Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Loan Schedule accurately reflects information set forth in the Trustee Loan File, except for exceptions detailed on the exhibit attached to such list. In performing such review, the Supervisory Servicer may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon. If at any time the Trustee finds any document or documents constituting a part of a Trustee Loan File to be defective, or to be unrelated to the Loans identified on the Loan Schedule, the Trustee shall promptly so notify the Noteholders, the Issuer, the Servicer, the Rating Agency, PMCT and PMC, and the Trustee, as assignee under the



TRUST INDENTURE - Page 9

Contribution Agreement, shall make written demand upon PMC or PMCT, as applicable, to comply with its obligation under Section 8 of the Contribution Agreement and shall send copies of such written demand to the Noteholders, the Issuer, the Servicer and the Rating Agency. If PMC or PMCT, as applicable, fails to comply with such obligation, the Trustee will give prompt written notice to the Noteholders, the Supervisory Servicer and the Rating Agency and the Trustee shall take such reasonable action as the Required Noteholders direct in writing, at the expense of the Servicer if the Servicer is an Affiliate of the Issuer.

         2.7 PAYMENTS OF PRINCIPAL OF AND INTEREST ON NOTES. (a) The person in whose name any Note is registered as of a Record Date with respect to a Payment Date shall be entitled to receive the interest and principal payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date.

              (b) The Notes shall bear interest from and including the Closing Date. In all cases, interest shall be calculated on the basis of a 30-day month and a 360-day year. Interest accrued on the Notes during an Interest Accrual Period will be due and payable on the related Payment Date.

              Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or exchange for or in lieu of any other Note shall carry the rights to interest due and unpaid, and to become due, which were carried by such other Note.

              (c) Principal payments on the Notes shall be made on each Payment Date as provided in Section 6.4 hereof. Principal payments on the Notes shall be applied pro rata to all Notes.

              (d) Payments to each Holder shall be made by check mailed to such Holder's address as it appears on the Note Register on the relevant Record Date (or, in the case of any Holder of Notes having an aggregate initial principal amount of not less than $1,000,000, by wire transfer of immediately available funds to the account of such Noteholder and without presentation of the Note or the making of any notations thereon, if such Noteholder shall have given the Trustee appropriate written notice of such account, and changes (if any) to such instructions at least five (5) Business Days prior to the Record Date immediately preceding the Payment Date).

         2.8 MUTILATED, LOST, STOLEN OR DESTROYED NOTES. In the event any Note is mutilated, lost, stolen or destroyed, upon receipt by the Trustee of evidence reasonably satisfactory to it of the ownership of the Note and in the absence of notice to the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note, provided that, in the case of any mutilated Note, such mutilated Note shall first be surrendered to the Trustee, and, in the case of any lost, stolen or destroyed Note, there

TRUST INDENTURE - Page 10
shall be first furnished to the Trustee and the Issuer evidence of such loss, theft or destruction reasonably satisfactory to the Trustee, together with any indemnity satisfactory to each of them. Further, in the case of a past due or a matured, lost, stolen or destroyed Note, the Trustee shall pay the face amount of such past due or matured Note upon delivery to the Trustee of evidence of such loss, theft or destruction reasonably satisfactory to the Trustee, together with any indemnity satisfactory to each of them. Upon the execution of any new Note under this Section 2.8, the Trustee may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any new Note issued pursuant to this Section 2.8 shall constitute complete and indefeasible evidence of ownership of the Note, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

         2.9 REGISTRATION AND EXCHANGE OF NOTES; PERSONS TREATED AS HOLDERS; RESTRICTIONS ON TRANSFERS OF NOTES. (a) The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee, who is hereby appointed as the initial Registrar. The Trustee hereby accepts its appointment as initial Registrar and shall maintain the Note Register. The Registrar may resign or be discharged or removed and a new successor appointed in accordance with the procedures and requirements set forth in Article X hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Registrar may appoint, by a written instrument delivered to the Issuer, the Trustee, the Supervisory Servicer, the Noteholders, the Servicer and the Holders, any other bank or trust company to act as co-registrar under such conditions as the Registrar may prescribe, provided that the Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The ownership of Notes shall be proved by the Note Register. The Trustee will keep on file at the Corporate Trust Office of the Trustee a list of names and addresses of the owners of all Notes as shown on the Register maintained by the Trustee as Registrar.

         At reasonable times and under reasonable regulations established by the Trustee, the Note Register may be inspected and copied by the Issuer, the Supervisory Servicer, any Holder or any Beneficial Owner (or a designated representative thereof).

                  (b) Prior to presentation of any Note for registration of transfer, the Issuer and the Trustee shall treat the Person in whose name such
Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Issuer and the Trustee or their agents shall not be affected by notice to the contrary.

                  (c) No transfer or sale of any Note shall be made unless the registration requirements of the Securities Act of 1933, as amended (the "ACT"), and any applicable state securities laws are complied with, or such transfer or sale is exempt from the registration requirements under said Act and laws. In the event that a transfer of any Note is to be made, the Trustee shall require the Holder of such Note to deliver, at its expense, a certificate in the form of Exhibit D-1 or Exhibit D-2 hereto, as the case may be, or a certificate otherwise reasonably acceptable to and in form and substance reasonably satisfactory to the Trustee that such transfer



TRUST INDENTURE - Page 11
is being made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws. If a certificate is not in the form of either Exhibit D-1 or Exhibit D-2 hereto, the Trustee may request an Opinion of Counsel (which counsel may be in-house counsel of the transferor or transferee) to establish compliance with such Act or laws. The Opinion of Counsel shall not be an expense of the Trustee or the Issuer. Neither the Issuer nor the Trustee is under an obligation to register any such Note under said Act or any other Securities Law. Any Noteholder desiring to effect a transfer under this Section 2.9(c) shall indemnify the Trustee, the Servicers and the Issuer against any liability that may result if the transfer is not exempt from the registration requirements under the Act or applicable state securities laws or if the transfer is not conducted in accordance with such laws. In the event that any Note is transferred to a transferee which is using funds to purchase the Note which constitute assets of one or more employee benefit plans, such transferee shall advise the Issuer in writing of such source of funds and the Issuer shall advise such transferee in writing whether the Issuer is or is not a party in interest with respect to any employee benefit plan disclosed to the Issuer by such transferee. As used in this Section, the terms "party-in-interest" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

                  (d) The holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Corporate Trust Office and promptly thereafter and at the Issuer's expense, except as provided in Section 2.9(e), receive in exchange therefor a new Note or Notes, each in the denomination requested by such Holder (but not less than $250,000, or, if such Holder shall be a Holder of less than $250,000 in aggregate principal amount of Notes, such lesser amount), dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such Holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon surrender for transfer of any Note at the Corporate Trust Office of the Trustee, the Trustee shall authenticate and deliver (upon satisfaction of the conditions stated above) in the name of the transferee or transferees a new Note or Notes of authorized denomination for the aggregate principal amount entitled to be received by such transferee or transferees. Notes to be exchanged shall be surrendered at the Corporate Trust Office of the Trustee and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive (upon satisfaction of the conditions stated above).

                  (e) All Notes presented for transfer, exchange, registration, discharge from registration, redemption or payment (if so required by the Issuer or the Trustee) shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form (and with guaranty of signature) reasonably satisfactory to the Issuer and the Trustee, duly executed by the registered Holder or by his duly authorized attorney.


TRUST INDENTURE - Page 12

         Notes shall be transferred or exchanged without cost to the Noteholder, except for any stamp or other tax or governmental charge required to be paid with respect to such transfer or exchange.

                  (f) New Notes delivered upon any transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Notes surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Notes surrendered.

         2.10 DESTRUCTION OF NOTES. If any Note shall be delivered to the Trustee for cancellation pursuant to this Indenture, upon payment of the final principal amount and interest with respect to the Note represented thereby, or for replacement pursuant to Section 2.8 hereof or transfer or exchange pursuant to Section 2.9 hereof, such Note shall be canceled and destroyed by the Trustee and counterparts of a certificate of destruction evidencing such destruction shall be furnished by the Trustee to the Issuer.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                              SUBSTITUTION OF LOANS

         3.1 REPRESENTATIONS AND WARRANTIES OF ISSUER. The Issuer represents and warrants to the Trustee for the benefit of the Noteholders as follows:

              (a) the Issuer is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has full power to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Indenture and the other Transaction Documents, and to create the trusts created pursuant hereto;

              (b) the execution and delivery by the Issuer of the Transaction Documents have been duly authorized by all necessary action on the part of the Issuer;

              (c) neither the execution and delivery of the Transaction Documents by the Issuer, nor the consummation of the transactions herein or therein contemplated, nor compliance by the Issuer with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the partnership agreement of the Issuer or conflict with, result in a breach or violation of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer;

              (d) the execution, delivery and performance by the Issuer of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of



TRUST INDENTURE - Page 13
any other action in respect of, any state, federal or other governmental authority or agency, except for such consents or approvals which have been obtained on or before the Closing Date;

              (e) each Transaction Document has been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and general principles of equity);

              (f) there are no actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened or likely to be asserted against or affecting the Issuer, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by the Transaction Documents or (ii) with respect to any other matter which, in the reasonable judgment of the Issuer will be determined adversely to the Issuer and will, if determined adversely to the Issuer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or materially and adversely affect its ability to perform its obligations under the Transaction Documents. The Issuer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the Transaction Documents;

              (g) as of the Closing Date, the Issuer had good title to, and was the sole owner of, each Loan and any other asset included in the Trust Estate free and clear of all Liens, and, immediately upon the transfer and assignment herein contemplated and taking possession of the Trustee Loan File, the Trustee shall have a first priority perfected security interest in the Trust Estate free and clear of all Liens;

              (h) the Issuer acquired title to the Loans in good faith, without notice of any adverse claim; and

              (i) the Issuer has not, directly or indirectly, offered or sold any Note or other security in a manner that would render the issuance and sale of the Notes pursuant to this Indenture a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor has it authorized any Person to act in such manner. The offering and sale of the Notes are exempt from the registration requirements of the Securities Act;

                  (j) the Issuer is not now, nor after giving effect to the offering and sale of the Notes will be, an "investment company" as defined in the Investment Company Act of 1940, as amended; and

              (k) this Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

         3.2 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS. (a) The Issuer hereby represents and warrants to the Trustee for the benefit of the Noteholders as of the date hereof with respect to each Loan as follows:


TRUST INDENTURE - Page 14

              (i) Immediately prior to the collateral assignment of the Loan to the Trustee, the Issuer had good title to, and was the sole owner of, the Loan free and clear of all Liens. Except for the Issuer, no Person other than PMC or PMCT, as the case may be, and the Trustee has any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise. Immediately upon the collateral assignment of the Loan and taking possession thereof, the Trustee will have a first priority perfected security interest in each Loan, free and clear of all Liens.

              (ii) The Loan was originated in the United States, in a state where the originator of such Loan is qualified to transact such business, in the ordinary course of its business, except to the extent that any failure to be so qualified would not adversely affect the Loan or the Mortgage or the transfer thereof or the enforceability of the Obligor's obligations thereunder. PMC or PMCT, as the case may be, acquired title to the Loans in good faith, without notice of any adverse claim.

              (iii) The Loan has not been originated in, nor is such Loan subject to the laws of, any jurisdiction under which the transfer and assignment of such Loan to the Issuer would be unlawful, void or voidable.

              (iv) The information set forth in the Loan Schedule is true and correct in all material respects.

              (v) The terms of the Underlying Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, executed in accordance with the customary credit policies of PMC or PMCT, as the case may be, which are reflected on the Loan Schedule. No Obligor has been released, in whole or in part, except pursuant to the terms of an assumption agreement which is part of the related Loan File and the terms of which are reflected in the Loan Schedule.

              (vi) The Underlying Note and the related Mortgage are not subject to any right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Underlying Note or the Mortgage, or the exercise of any right thereunder in accordance with the terms thereof, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, abatement, diminution, counterclaim or defense has been asserted with respect thereto.

              (vii) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and except as reflected on the Loan Schedule, the Mortgaged Property has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.


TRUST INDENTURE - Page 15

              (viii) The Underlying Note and the Mortgage delivered to the Trustee are genuine originals (except where certified copies of the Mortgage have been delivered in accordance with this Indenture) and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

              (ix) There has been no fraud, dishonesty, misrepresentation or negligence on the part of the Issuer, the Independent Managers or the General Partner or, to the Issuer's knowledge, on the part of the originator, PMC, PMCT or the Obligor in connection with the origination of any Loan or in connection with the transfer and assignment of such Loan to the Issuer.

              (x) As of the Closing Date, there was no material default, breach, violation or event of acceleration existing under the Mortgage or the Underlying Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and since the Cut-off Date the Issuer had not waived any such default, breach, violation or event of acceleration.

              (xi) The Mortgage and the Underlying Note comply with all requirements of applicable federal, state and local laws and regulations. The origination and servicing of the Loan and the assignment of the Loan comply with any and all applicable requirements of any applicable federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws. To the Issuer's knowledge, each Mortgaged Property is in compliance in all material respects with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property. To the Issuer's knowledge, all inspections, licenses and certificates required, including certificates of occupancy, whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect.

              (xii) To the Issuer's knowledge, each Loan was originated or purchased in accordance with PMCT's or PMC's standard mortgage, underwriting, origination and lending procedures. To the Issuer's knowledge, no adverse selection criteria were utilized by PMC, PMCT or the Issuer in selecting the Loans for inclusion in this transaction.

              (xiii) No Loan is 30 or more days contractually past due.

              (xiv) The Issuer has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Loan.


TRUST INDENTURE - Page 16

              (xv) To the Issuer's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments) or other outstanding charges affecting the related Mortgaged Property.

              (xvi) The Mortgaged Property is located in the state indicated on the Loan Schedule, and, except as reflected on the Loan Schedule, consists of a single parcel of real property. The Mortgaged Property is in good repair, is free of damage and waste that would materially and adversely affect its value and such Mortgaged Property has not been materially damaged by fire, wind or other cause, which damage has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received in an amount sufficient to pay for such repairs.

              (xvii) The Mortgage is a valid, subsisting and enforceable first Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all fixtures related thereto, and all additions, alterations and replacements made at any time with respect to the foregoing, except as reflected on the Loan Schedule. Such Lien is subject only to (1) the Lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights-of-way, easements and other matters of the public record as of the date of recording, none of which individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the operation and use of the related Mortgaged Property, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first Lien and first priority security interest on the property described therein, except as reflected on the Loan Schedule. Except as reflected on the Loan Schedule, the Underlying Note is not secured by any collateral except the Lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in this paragraph.

              (xviii) The Mortgage contains provisions for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior written consent of the Mortgagee thereunder.

              (xix) The Issuer has no knowledge of any mechanics' or similar liens or claims which have been filed for work, labor or material (or any rights outstanding that under applicable law could give rise to such Lien) affecting the Mortgaged Property which are or may be liens prior to, or equal or on parity with, the Lien of the Mortgage.

              (xx) The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.


TRUST INDENTURE - Page 17

              (xxi) There is no proceeding pending for the total or partial condemnation of the Mortgaged Property.

              (xxii) The Mortgage contains customary provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (2) otherwise by judicial foreclosure or power of sale. To the Issuer's knowledge, there is no homestead or other exemption available to the Obligor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

              (xxiii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Issuer or its assignees to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

              (xxiv) The Loan is an Eligible Loan as of the Closing Date.

              (xxv) The form of endorsement of each Underlying Note satisfies the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Underlying Note, and each form of assignment is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereof, all right, title and interest under each Mortgage to which that assignment relates.

              (xxvi) Each document required under Section 2.6(b) hereof to be delivered to the Trustee on behalf of the Issuer for each Loan meets the requirements of Section 2.6(b) and has been or will be, on or before the Closing Date, delivered to the Trustee.

              (xxvii) A Phase I environmental report was prepared with respect to each Mortgaged Property or part thereof constituting primary collateral securing the Loan, other than the Mortgaged Properties indicated in the Loan Schedule, prior to the date of this Agreement. To the Issuer's knowledge, each Mortgaged Property was, as of its date of origination of the Underlying Note and as of the Closing Date in material compliance with all applicable environmental laws and regulations.

              (xxviii) All escrow deposits, if any, and other payments relating to each Loan have been delivered to the Servicer or its agent, and all amounts required to be deposited by the Issuer or the related Obligor have been deposited and there are no deficiencies with regard thereto.

              (xxix) The Lien of each Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment) or its equivalent, as adopted in the applicable jurisdiction. Except as reflected on the Loan Schedule, the policy (or such binding commitment)



TRUST INDENTURE - Page 18
insures the originator of such Loan, its successors and assigns, as to the first priority Lien of the Mortgage in the original principal amount after all advances of principal, subject only to permitted encumbrances, none of which, individually or in the aggregate should interfere with the current use of the Mortgaged Property or materially detract from the benefit of the first priority Lien of the Mortgage. The originator of such Loan (including its successors and assigns) is the sole named insured of the policy (or such binding commitment), and the policy (or such binding commitment) is assignable to the Issuer without the consent of or any notification to the insurer. No claims have been made under such policy (or such binding commitment), and the Issuer has no knowledge of any matter that would impair or diminish the coverage of such policy.

              (xxx) Each Mortgaged Property is covered by insurance policies providing (1) coverage against loss or damage sustained by fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the Obligor from being deemed a co-insurer, and to provide coverage of replacement or actual cost, consistent with industry standards; and the policies contain a standard mortgagee clause naming the mortgagee and its successors as mortgagees and loss payees; (2) flood insurance (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special hazards); and (3) comprehensive general liability insurance in amounts as are generally required by commercial mortgage lenders. The insurance policies contain clauses providing they are not terminable and may not be reduced without 10 days prior written notice to the mortgagee, and all premiums due and payable through the Closing Date have been made. To the Issuer's knowledge, no notice of termination or cancellation with respect to any such policies has been received by PMC or PMCT, as applicable, which remains effective.

              (xxxi) To the Issuer's knowledge, the Obligor has good title to the Mortgaged Property.

              (xxxii) The Issuer acknowledges that the Trustee, as assignee of the Issuer with respect to the Contribution Agreement, may enforce any right or remedy thereunder, including any right or remedy with respect to breaches of the representations and warranties thereunder.

              (xxxiii) Attached as Attachment B to the Officer's Certificate delivered to the Issuer on the Closing Date pursuant to Section 4(c)(vi) of the Contribution Agreement (the "Closing Certificate") are true and complete copies of the following standard form loan documents of the Companies: (i) note, (ii) mortgage, security agreement and assignment of rents, (iii) guaranty, (iv) pledge agreement, (v) security agreement, (vi) environmental indemnity agreement, and (vii) construction loan agreement (each, a "Form Loan Document"). Except as set forth on the Loan Schedule, each document evidencing and/or securing each Loan which corresponds to a Form Loan Document is in substantially the form of the relevant Form Loan Document attached to the Closing Certificate, with such modifications thereto as were deemed reasonably necessary or appropriate by the Company or the Affiliate thereof that originated such


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

Loan; provided that such modifications shall not substantially interfere with the practical realization of the principal legal benefits and security provided by such documents; and provided further, to the extent that the documents evidencing and/or securing any Loan do not conform to the Form Loan Documents, such documents will provide in all material respects the principal legal benefits and security provided by the Form Loan Documents.

         3.3 REPURCHASE AND SUBSTITUTION OF LOANS. (a) Upon discovery by either the Issuer, the Servicer, the Trustee or the Supervisory Servicer of a breach of any of the representations and warranties made by PMC or PMCT, as the case may be, pursuant to the Contribution Agreement or made by the Issuer pursuant to
Section 3.2 hereof (in each case, without regard to any limitation set forth in such representation or warranty concerning the knowledge of PMC, PMCT, or the Issuer, as the case may be, as to the facts stated therein), the party discovering such breach shall give prompt written notice to the others, to the Noteholders, to the Rating Agency and to PMC or PMCT, as the case may be, and the Trustee, upon such discovery or receipt of such notice, shall make written demand upon the Issuer with respect to a breach of any of the representations or warranties contained in Section 3.2 hereof to comply with this Section 3.3 or upon PMC or PMCT, as the case may be, to comply with Section 8 or Section 13, as applicable, of the Contribution Agreement. Within thirty (30) days of its discovery or its receipt of notice of any breach or defect the Issuer, PMC or PMCT, as the case may be, shall, at its option, (i) promptly cure such defect or breach in all material respects, (ii) purchase the affected Loan at a price equal to the Takeout Price, upon the Required Noteholders' consent, or (iii) if such defect or breach occurs within two (2) years of the Closing Date, deliver to the Trustee, upon the Required Noteholders' consent, in exchange for the affected Loan, a Substitute Loan, together with any related Asset Substitution Shortfall. If the breach or defect has not been cured or a Substitute Loan so delivered to the Trustee within thirty (30) days after such discovery or receipt of notice, the Issuer, PMC or PMCT, as the case may be, must purchase the Defective Loan within one (1) Business Day for an amount equal to the Takeout Price.

              (b) In the event a Loan becomes a Charged-Off Loan, PMC or PMCT, as the case may be, may purchase the Charged-Off Loan at a price equal to the Takeout Price or cause or permit the Charged-Off Loan to be released from the Lien of this Indenture in accordance with Section 3.4(a)(iii) hereof.

              (c) In the event a Loan becomes a Refinancable Loan, the applicable Servicer shall give prompt written notice to the Noteholders, the Trustee, the other Servicer and the Supervising Servicer and PMC or PMCT, as the case maybe, may repurchase the Loan at a price equal to the Takeout Price and cause or permit the Refinancable Loan to be released from the Lien of this Indenture in accordance with Section 3.4(a)(iii) hereof.

              (d) If PMC or PMCT, as the case may be, pursuant to Section 8 of the Contribution Agreement, or the Issuer, PMC or PMCT, as the case may be, pursuant to paragraph (a) above, elects to cause one or more Substitute Loans to be delivered to the Trustee in substitution for any one or more of the original Loans, the Issuer, PMC or PMCT, as the case may be, shall deliver to the Trustee the information required by the Substitute Loan Schedule


TRUST INDENTURE - Page 20
with respect to the Substituted Loan in substantially the form of Exhibit B-1 attached hereto and any required documentation pursuant to paragraph (e) below. A Substitute Loan must (i) be an Eligible Loan; (ii) contractually require interest payments to be made each month in an aggregate amount at least equal to that of the Deleted Mortgage Loan; and (iii) have characteristics such that, as of the substitution date (instead of as of the Closing Date), each of the representations and warranties set forth in Section 3.2(a) and Sections 3.1(g) and (h) hereof is true and correct in all material respects with respect to the Substitute Loan. If the Substitute Loan has an outstanding Loan Principal Balance (after application of the Monthly Payment due in the month of substitution) which is less than the Takeout Price of the Deleted Mortgage Loan(s) (an "ASSET SUBSTITUTION SHORTFALL"), the Person delivering the Substitute Loan(s) must deliver to the Trustee on the substitution date immediately available funds in the amount of any such Asset Substitution Shortfall, which the Trustee shall deposit in the Collection Account on the substitution date. In the case of a substitution pursuant to Section 3.3(a), the Asset Substitution Shortfall shall include the amounts described in clauses
(ii), (iii) and (iv) of the definition of Takeout Price.

              (e) In connection with any such substitution, on the substitution date, PMC, PMCT or the Issuer, as the case may be, shall deliver to the Trustee
(i) each Substitute Loan to be delivered on such date and (ii) the amount of any Asset Substitution Shortfall relating to the Substitute Loan. In addition, on the substitution date, PMC, PMCT or the Issuer, as the case may be, shall deliver the related Trustee Loan File to the Trustee and the Servicer Loan File to the Servicer with respect to each Substitute Loan.

              (f) Upon such purchase or substitution, the Trustee shall deliver to the Person purchasing the Loans or delivering the Substitute Loans, the related Deleted Mortgage Loans and shall amend the Loan Schedule to reflect the deletion of the Deleted Mortgage Loans and, if applicable, the addition of the Substitute Loans and shall release the Deleted Mortgage Loans from the Lien of this Indenture by executing and delivering to such Person the release in the form of Exhibit E attached hereto.

              (g) Pursuant to the Servicing Agreement, the applicable Servicer shall prepare any instruments necessary for transfers pursuant to this Section.

              (h) Substitute Loans may not be delivered (and Defective Loans may not be purchased) pursuant to this Section 3.3 on any date which is a Determination Date.

         3.4 RELEASE AND EXCHANGE OF LOANS. (a) The Trustee shall not release and discharge any Loan from the Lien of this Indenture until the principal of and interest on the Notes shall have been paid or duly provided for under this Indenture except as follows:

                 (i) in accordance with the provisions of Section 3.3 hereof;

                 (ii) upon any Servicer's request provided that the conditions to release have been met pursuant to Sections 3.10 and 4.4 of the Servicing Agreement; and


TRUST INDENTURE - Page 21

                 (iii) on each Payment Date, the Trustee shall release all Charged-Off Loans and Refinancable Loans from the Lien of this Indenture and deliver to the Issuer the deleted Charged-Off Loans and Refinancable Loans; provided, however, that the Trustee shall release any Charged-Off Loan or Refinancable Loan from the Lien of this Indenture only if (x) there exists no Funds Retention Event, (y) all outstanding amounts due and payable with respect to the Charged-Off Loan or Refinancable Loan have been paid to the Noteholders as Principal Distribution Amounts or the Takeout Price has been paid for the Charged-Off Loan or Refinancable Loan or a Substitute Loan has been substituted for the Charged-Off Loan, and (z) the amount on deposit in the Spread Account after giving effect to such proposed release is at least equal to the Specified Spread Account Requirement.

              (b) The Trustee shall release a Loan from the Lien of this Indenture by executing and delivering a release in the form of Exhibit E hereto, to the Issuer with respect to such Loan. Upon release from the Lien of this Indenture, the Issuer simultaneously shall distribute to its partners, or otherwise dispose of, any Loan released pursuant to this Section 3.4. Upon release from the Lien of this Indenture, the Trustee shall amend the Loan Schedule to reflect the deletion of the Loans.

              (c) Neither the Issuer nor the Trustee shall, without the consent of the Holders of 100% of the principal amount of the Notes Outstanding, sell or otherwise dispose of the Loans as a whole after the Closing Date.

                                   ARTICLE IV

                              REDEMPTION PROVISIONS

         4.1 OPTIONAL REDEMPTION OF THE NOTES. The Notes are subject to redemption in whole, but not in part, at the option of the Issuer on any Payment Date on or after the date on which the Outstanding Note Amount is less than 10% of the Outstanding Note Amount on the Closing Date, at a redemption price equal to 100% of the Outstanding Note Amount plus accrued and unpaid interest thereon at the Remittance Rate to the redemption date.

         4.2 NOTICE OF REDEMPTION. When the Trustee shall receive written notice from the Issuer of its election to redeem the Notes in accordance with Section
4.1 hereof, the Trustee shall, subject to Section 4.3 hereof and in accordance with the provisions of this Indenture, give notice of the redemption of the Notes not less than twenty (20) nor more than sixty (60) days prior to the date fixed for redemption by certified mail, registered mail or overnight delivery to the Holders of the Notes at the last address for each appearing on the Note Register, in the name of the Issuer, which notice shall specify the following:
(a) the complete official name of the Notes, (b) the CUSIP number (if any) of the Notes, (c) the date of such notice, (d) the issuance date for the Notes, (e) the redemption price, the Remittance Rate and Maturity Date of the Notes, (f) the redemption date, (g) the place or places where amounts due upon such redemption will be payable, (h) that on the redemption date there shall become due and payable upon each Note to be redeemed the amount of the principal, together with interest accrued to the redemption date



TRUST INDENTURE - Page 22
and (i) the redemption agent name and address with a contact person and telephone number. Notice having been so given by the Trustee, the redemption price and unpaid interest accrued to the redemption date shall be due and payable on the specified redemption date. The registered owner of $1,000,000 or more in original principal amount of Notes may specify in writing to the Trustee one additional address to which such notice of redemption shall be sent. Failure to give such notice by mail to any Noteholder, or any defect therein, shall not affect the validity of any proceedings for the redemption of other Notes.

         Upon the giving of notice and the payment of funds for redemption pursuant to Section 4.3, the Trustee is hereby authorized and directed to apply such funds to the payment of the Notes, together with accrued interest thereon to the redemption date.

         4.3 REDEMPTION PAYMENTS. On or prior to the date specified for redemption set forth in Section 4.2 hereof, the Issuer shall deposit with the Trustee funds, which together with amounts then on deposit in the Collection Account, are sufficient to pay on the redemption date, the principal of and interest on the Notes called for redemption. If the Trustee is required to redeem the Notes pursuant to Section 4.1, and subject to and in accordance with the terms of this Article, the Trustee shall give notice of the redemption in the manner prescribed by Section 4.2 hereof; provided, however, that no such notice of redemption shall be given until the Trustee holds, on the date notice is given pursuant to this Indenture, Available Moneys in the amount necessary to pay, on the redemption date, the principal of and interest on the Notes called for redemption.

         The Trustee shall apply moneys held in the Collection Account for the redemption of Notes, and upon such redemption such Notes shall be canceled.

         4.4 CANCELLATION. All Notes which have been redeemed, paid or retired or received by the Trustee for exchange shall not be reissued but shall be canceled and destroyed by the Trustee in accordance with Article II hereof.

                                   ARTICLE V

                               COVENANTS OF ISSUER

         5.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants that it will promptly pay the principal of and interest on every Note issued under this Indenture at the place, on the dates and in the manner provided herein and in said Notes according to the intent and meaning thereof.

         5.2 PERFORMANCE OF COVENANTS. The Issuer covenants that it will perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Transaction Documents, in any and every Note executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto and comply with all material requirements of any law, rule or regulation applicable to it.

TRUST INDENTURE - Page 23

         5.3 INSTRUMENTS OF FURTHER ASSURANCE. The Issuer agrees that the Trustee may defend its rights to the payments and other amounts due under the Loans for the benefit of the Holders against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming unto the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of and interest on the Notes.

         5.4 RECORDING AND FILING. The Issuer will cause all financing statements related to this Indenture and the Contribution Agreement, and such other documents as may, in the Opinion of Independent Counsel reasonably acceptable to the Trustee, be necessary to be kept and filed in such manner and in such places as may be required by law in order to preserve and protect fully the security of the Holders and the rights of the Trustee hereunder.

         5.5 EXISTENCE. The Issuer will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited partnership and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification to do business as a foreign limited partnership in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except to the extent that any failure to so qualify, or to so preserve and keep in full force and effect such qualification, would not have a material and adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Issuer. The Issuer shall conduct its business in accordance with the terms of its partnership agreement.

         5.6 ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS. The Issuer shall, upon the request of the Trustee, a Noteholder, a Beneficial Owner, the Supervisory Servicer or the Rating Agency, permit the Trustee, the Noteholders, the Beneficial Owners, the Supervisory Servicer, the Rating Agency or their designees or authorized agents:

              (a) to inspect the books and records of the Issuer as they may relate to the Notes, the Loans and the obligations of the Issuer under the Transaction Documents; and

              (b) to discuss the affairs, finances and accounts of the Issuer with the General Partner.

         Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer, PMCT or PMC. Such inspections shall be at the expense of the inspecting party, or the party requesting the Trustee to conduct such inspection, unless an Event of Default shall have occurred and then be continuing in which case, any such inspection shall be at the expense of the Issuer. The books and records of the Issuer will be maintained at the address of the Issuer designated herein for receipt of notices, unless the Issuer shall otherwise advise the Trustee and the Noteholders in writing.


TRUST INDENTURE - Page 24

         5.7 NOTICE OF MATERIAL EVENTS. The Issuer shall promptly and, in any event, within five Business Days after the occurrence thereof, inform the Trustee, the Noteholders, the Supervisory Servicer and the Rating Agency in writing of the occurrence of any of the following:

              (a) the submission of any material claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Issuer;

              (b) any change in the location of the Issuer's principal office or any change in the location of the Issuer's books and records;

              (c) the occurrence of any Event of Default, any "event of default" under any other Transaction Document or the occurrence of any event or condition which with the giving of notice or lapse of time or both would constitute an Event of Default or "event of default" under any other Transaction Document;

              (d) the commencement or threat of any proceedings instituted by or against the Issuer in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would result in a material adverse change with respect to the Issuer;

              (e) the commencement of any proceedings by or against the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of its assets.

              (f) any merger, consolidation or sale of substantially all of the assets of PMC, PMCT (except any merger or consolidation between PMC and PMCT or where PMC or PMCT, as applicable, is the surviving entity) or the Issuer;

              (g) any change in the Issuer's name, corporate or other structure or jurisdiction of organization;

              (h) any amendment or other modification of this Indenture, the Servicing Agreement or any of the other Transaction Documents; or

              (i) the final payment in full of the Notes.

         5.8 MAINTENANCE OF LICENSES; RATING. The Issuer shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business. The Issuer shall at all times while the Notes are outstanding cause the Rating Agency to maintain an ongoing monitoring rating with respect to the Notes.

TRUST INDENTURE - Page 25

         5.9 USE OF FUNDS. Except for the distribution of the net proceeds (other than amounts utilized to fund the Spread Account) from the sale of the Notes pro rata to its partners and the distribution of funds and other assets released from the Lien of this Indenture pursuant to its partnership agreement which are contemplated and expressly permitted hereby, the Issuer shall apply its funds only towards the payment of amounts due under the Notes and towards the other sums payable by the Issuer under the Transaction Documents.

         5.10 NEGATIVE COVENANTS OF THE ISSUER. The Issuer hereby agrees that as long as any Notes remain Outstanding:

              (a) No Amendments to Organization Documents. The Issuer shall not amend, supplement or otherwise modify Section 2.3 of its partnership agreement (or permit any of the foregoing). The Issuer shall not amend, supplement or otherwise modify Sections 2.2, 8.1 or 9.1 or Articles V or VI of its partnership agreement without the prior written consent of the Required Noteholders.

              (b) Limitation on Indebtedness. The Issuer shall not create, incur or suffer to exist any indebtedness other than the Notes.

              (c) No Subsidiaries. The Issuer shall not form, or cause to be formed, any subsidiaries.

              (d) Restrictions on Liens. The Issuer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on the Loans or on any of its assets except for Liens in favor of the Trustee or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee.

              (e) No Impairment of Rights. The Issuer shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any material rights, benefits or obligations of the Trustee under the Transaction Documents; (ii) waive or alter any rights with respect to the Loans (or any agreement or instrument relating thereto);
(iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Loans; or (iv) fail to pay any tax, assessment, charge or fee with respect to the Loans, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Trustee's first priority Lien on or perfected security interest in the Loans or the Issuer's right, title or interest in the Loans.

              (f) Limitation on Mergers, Etc. The Issuer shall not consolidate with or merge with or into any Person or transfer all or any material amount of its assets to any Person or liquidate or dissolve unless (i) the Issuer shall have provided prior written notice thereof to the


TRUST INDENTURE - Page 26

Noteholders, together with an officer's certificate and an Opinion of Counsel to the effect that such consolidation, merger or transfer complies with the terms of the Transaction Documents and the Issuer's partnership agreement, and (ii) the Required Noteholders have consented thereto in writing. The Issuer shall not permit the General Partner, PMCT or PMC to sell, transfer, assign or otherwise dispose of or convey its respective partnership interest in the Issuer.

              (g) No Waiver, Amendments, Etc. The Issuer shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents, except as expressly permitted thereby.

              (h) Restriction on Actions Under Partnership Agreement. The Issuer shall not take any of the actions prohibited by Section 2.3 of its partnership agreement.

              (i) No Action Making Issuer a Taxable Mortgage Pool. The Issuer shall not take any action or fail to take any action that would cause the Issuer to be treated as a "taxable mortgage pool" as defined in Section 7701(i) of the Code.

         5.11 OPINIONS AS TO LOANS AND TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Independent Counsel either stating that, in the opinion of such counsel, such actions have been taken as are necessary to perfect and make effective the Lien and first priority perfected security interest of (i) the Issuer with respect to PMCT's and PMC's interest in the Loans in the event the contribution of the Loans to the Issuer by PMC or PMCT pursuant to the Contribution Agreement is recharacterized as a secured lending transaction, and (ii) this Indenture with respect to the Trust Estate and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such liens and security interests effective. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any supplemental indentures and any other requisite documents and the execution and filing of any financing statements and continuation statements and the taking of any other action that will, in the opinion of such counsel, be required to maintain such liens and first priority perfected security interests.

              (b) The Issuer shall furnish to the Trustee an Opinion of Counsel on or before March 30 of each calendar year, commencing March 30, 2003, either stating that, in the opinion of such counsel, such actions have been taken as are necessary to maintain the liens and first priority perfected security interests of the Issuer in the Loans (to the extent the contribution of the Loans to the Issuer by PMC or PMCT pursuant to the Contribution Agreement is recharacterized as a secured lending transaction) and of the Trustee created by this Indenture with respect to the Trust Estate and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such liens and security interests. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any supplemental indentures and any other requisite documents and the execution and filing of any financing statements and continuation statements and the taking of any other action that will, in the opinion of such counsel, be required to maintain such liens and first


TRUST INDENTURE - Page 27
priority perfected security interests of this Indenture and the Contribution Agreement until March 30 in the following calendar year.

         5.12 MAINTENANCE OF OFFICE. The Issuer will maintain at its office located at its address shown in the definition of "Notice Address" an office where notices, presentations and demands in respect of this Indenture and the Notes may be given to and made upon it; provided, however, that it may, upon fifteen (15) Business Days' prior written notice to the Noteholders and the Trustee, move such office to any other location within the boundaries of the continental United States of America.

         5.13 RESTRICTIONS ON ISSUER'S ACTIONS. The Issuer covenants and agrees, until the cancellation and discharge of the Lien of this Indenture, to take any and all actions to ensure that the Issuer will be recognized as a Person separate from each of its Affiliates and that its assets and liabilities will not be commingled with the assets and liabilities of any of its Affiliates. In furtherance and not in limitation of the foregoing, the Issuer covenants and agrees that:

              (a) Until the cancellation and discharge of the Lien of this Indenture, at least two (2) of the managers of the General Partner will be persons who are not and have not been during the two (2) years preceding such appointment (i) an officer, director, partner, manager, employee or stockholder of any Affiliate of the Issuer, (ii) affiliated with a significant customer or supplier of the Issuer or any of its Affiliates, or (iii) a spouse, parent, sibling or child of any person described in clauses (i) or (ii) (each such manager, an "INDEPENDENT MANAGER").

              (b) Funds and other assets of the Issuer shall be separately identified and segregated. All of the Issuer's assets shall at all times be held by or on behalf of the Issuer, and, if held by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Issuer. The Issuer shall maintain its own separate bank accounts, payroll and books of account. In no event shall any of the Issuer's assets be held on its behalf by any Affiliate.

              (c) The Issuer shall pay from its assets all obligations of any kind incurred by the Issuer (other than organizational expenses).

              (d) All financial statements, accounting records and other corporate documents of the Issuer shall be maintained at its office separate from those of any Affiliate or any other Person.

              (e) The Issuer shall observe all customary formalities regarding its existence as a limited partnership.

              (f) The audited annual, consolidated balance sheets and income statements of PMC and PMCT and the unaudited annual balance sheet and income statement of the Issuer shall disclose, in accordance with and to the extent required under generally accepted accounting principles, any transactions between the Issuer and any Affiliate.

TRUST INDENTURE - Page 28

              (g) All business transactions, other than those contemplated by this Indenture, entered into by the Issuer with any Affiliate shall be on terms and conditions that are not more or less favorable to the Issuer than the terms and conditions that would be expected to have been obtained, under similar circumstances, from unaffiliated persons. In addition, all such transactions shall be approved by the Independent Managers. The Issuer shall not guarantee any liabilities or obligations of any Affiliate, nor shall it assume any indebtedness or other liabilities or obligations of any Affiliate.

              (h) The Issuer shall at all times hold itself out to the public (including any Affiliate's creditors) as a separate and distinct entity operating under the Issuer's own name and the Issuer shall act solely on its own name and through its own authorized partners, officers and agents.

              (i) The Issuer shall pay out of its own funds fees, if any, for its directors and salaries, if any, of its officers and employees, and shall promptly reimburse any Affiliate for any service provided to the Issuer by such Affiliate (other than the Servicers pursuant to the terms of the Servicing Agreement).

              (j) Notwithstanding any other provision of the Issuer's partnership agreement and any provision of law that otherwise so empowers the Issuer, the Issuer shall not:

                 (i) engage in any business or activity other than as set forth in the Issuer's agreement of limited partnership;

                 (ii) without the approval of a majority of the managers of the General Partner, including all of the Independent Managers and only upon the Issuer's insolvency, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;

                 (iii) liquidate, in whole or in part; or

                 (iv) acquire, by redemption or otherwise, any of its partnership interests during the period in which any Notes are Outstanding.

         5.14 INSURANCE COVERAGE. In the event the Trust Estate shall include REO Property, the Issuer will notify the Trustee and the Noteholders in writing no later than five (5) Business Days prior to the acquisition of such REO Property. The Servicer will maintain liability and casualty insurance with respect to the related Mortgaged Property in accordance with the terms of the Servicing Agreement.


TRUST INDENTURE - Page 29

         5.15 FINANCIAL STATEMENTS AND ACCOUNTANTS' REPORTS. The Issuer shall furnish or cause to be furnished to the Trustee, the Noteholders and the Rating
Agency:

                 (i) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Issuer, the Issuer's financial statements as of the end of such fiscal year; and

                 (ii) Accountants' Reports. Promptly upon receipt thereof, copies of any reports submitted to the Issuer by its independent accountants, if any, in connection with any examination of the financial statements of the Issuer.

                 (iii) In addition to the foregoing, the Issuer shall furnish or cause to be furnished to any Noteholder or any prospective purchaser of the Notes, upon the written request of any Noteholder, any additional information required by Rule 144A(d)(4) under the Act.

                                   ARTICLE VI

                              REVENUES AND ACCOUNTS

         6.1 CREATION OF ACCOUNTS. On the Closing Date, the Trustee shall establish the Collection Account and the Spread Account as non-interest bearing trust accounts in its corporate trust department. The Collection Account shall be entitled "Collection Account--BNY Midwest Trust Company, as Trustee, in trust for registered Holders of $63,453,688 PMC Joint Venture, L.P. 2002-1 Loan-Backed Fixed Rate Notes" and the Spread Account shall be entitled "Spread Account--BNY Midwest Trust Company, as Trustee, in trust for registered Holders of $63,453,688 PMC Joint Venture, L.P. 2002-1 Loan-Backed Fixed Rate Notes." All amounts credited to the Collection Account or the Spread Account shall be held by the Trustee in trust for the Holders of the Notes until distribution of any such amounts is authorized under this Indenture. All distributions, payments and withdrawals from the Collection Account and the Spread Account shall be determined in accordance with the related Determination Date Report.

         6.2 DEPOSITS TO THE COLLECTION ACCOUNT. There shall be deposited into the Collection Account:

              (a) so long as the Notes are Outstanding, on each Business Day, all Collections deposited to the Lockbox Account;

              (b) on the date of receipt thereof, any Takeout Price or Asset Substitution Shortfall received pursuant to Section 3.3 hereof;

              (c) on the date of receipt thereof, all income from investment or reinvestment of amounts held in the Collection Account;

              (d) on the relevant Payment Date, any amounts transferred from the Spread Account pursuant to Section 6.3; and


TRUST INDENTURE - Page 30

              (e) on the date of receipt thereof, any other amounts received by the Trustee with respect to the Loans or the trusts created hereby, including, without limitation, any amounts received pursuant to Section 4.3 to redeem the Notes.

         6.3 DEPOSITS IN SPREAD ACCOUNT; PERMITTED WITHDRAWALS FROM SPREAD ACCOUNT. (a) The Trustee shall, promptly upon receipt, deposit in the Spread
Account:

                 (i) on the Closing Date, the Initial Deposit; and

                 (ii) on each Payment Date, from amounts then on deposit in the Collection Account, the amount required to be deposited into the Spread Account pursuant to Section 6.4(b) until the amount on deposit therein equals the then applicable Specified Spread Account Requirement.

              (b) Amounts on deposit in the Spread Account shall be withdrawn by the Trustee in the manner set forth in subclause (c) below on each Payment Date in the following order of priority:

                 (i) to deposit in the Collection Account an amount by which (a) the Interest Distribution Amount, the Principal Distribution Amount and the Carry Forward Amount, if any, exceed (b) the Available Funds for such Payment Date (but excluding from such definition of Available Funds, amounts in the Spread Account); and

                 (ii) to the extent that the amount then on deposit in the Spread Account after giving effect to any required transfers from the Spread Account to the Collection Account on such Payment Date pursuant to clause (i) above then exceeds the Specified Spread Account Requirement as of such Payment Date (such excess, a "SPREAD ACCOUNT EXCESS"), an amount equal to such Spread Account Excess shall be deposited in the Collection Account prior to the making of any distributions to the Servicers in reimbursement of Servicing Expenses on such Payment Date;

         and also, in no particular order of priority:

                 (iii) to invest amounts on deposit in the Spread Account in Eligible Investments pursuant to Article VII;

                 (iv) to withdraw any amount not required to be deposited in the Spread Account or deposited therein in error; and

                 (v) to clear and terminate the Spread Account upon the termination of this Indenture in accordance with the terms hereof.

              (c) Any amounts which are required to be withdrawn from the Spread Account pursuant to paragraph (b) above shall be withdrawn from the Spread Account in the


TRUST INDENTURE - Page 31
following order of priority: (i) first, from any uninvested funds therein, and second, from the proceeds of the liquidation of any investments therein pursuant to Article VII.

         6.4 DISTRIBUTIONS. (a) The rights of the Noteholders to receive payments of principal and interest on the Notes shall be as set forth in this Indenture.

              (b) On each Payment Date, based on information contained in the related Determination Date Report, the Trustee shall withdraw the amounts then on deposit in the Collection Account which shall include amounts, if any, deposited therein from the Spread Account and make distributions thereof in the following order of priority:

                 (i) First, to the Trustee, the Servicers, and the Supervisory Servicer, if any, for payment of the Trustee's Fee, the Servicing Fee, and the Supervisory Servicing Fee, if any;

                 (ii) Second, to the Noteholders, in an amount up to the Interest Distribution Amount;

                 (iii) Third, to the Noteholders, in an amount up to the sum of
(a) the Principal Distribution Amount and (b) the Carry Forward Amount, if any;

                 (iv) Fourth, to the Spread Account, any remainder unless and until the amount therein equals the Specified Spread Account Requirement;

                 (v) Fifth, to the Servicers, in reimbursement of Servicing Expenses paid by the Servicers pursuant to Section 3.8 of the Servicing Agreement and to the Trustee, Supervisory Servicer, Registrar and Paying Agent in reimbursement of expenses incurred pursuant to the Transaction Documents;

                 (vi) Sixth, provided no Funds Retention Event then exists, to the Issuer, in an amount sufficient to pay the administrative and operating expenses of the Issuer, including without limitation, any unpaid expenses and other amounts owed by the Issuer to the Trustee and Supervisory Servicer and other administrative costs of maintaining the Trust Estate; provided, however, in the event that a Funds Retention Event then exists, any remaining amount that would have otherwise been paid to the Issuer on such Payment Date pursuant to this clause 6.4(b)(vi) shall be retained in the Collection Account; and

                 (vii) Seventh, provided no Funds Retention Event then exists, to the Issuer any remaining amounts, together with any permitted release from the Spread Account free and clear of the Lien of this Indenture; provided, however, in the event that a Funds Retention Event then exists, any remaining amount that would have otherwise been paid to the Issuer on such Payment Date pursuant to this clause 6.4(b)(vii) shall be retained in the Collection Account;

              (c) All distributions made to the Noteholders will be made on a pro rata basis among the Noteholders of record on the next preceding Record Date based on each such

TRUST INDENTURE - Page 32

Noteholder's percentage of the Aggregate Note Principal Balance represented by its respective Notes, and shall be made by wire transfer of immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor.

         6.5 MONEYS TO BE HELD IN TRUST. All moneys required to be deposited with or paid to the Trustee for the account of any fund or account established under any provision of this Indenture shall be held by the Trustee in trust and not commingled with the funds or accounts of any other Person, and notice of the redemption of which has been duly given, shall, while held by the Trustee, constitute part of the Trust Estate and be subject to the security interest created hereby. Any moneys erroneously deposited in any fund or account established under this Indenture shall be promptly returned to the Issuer and shall not constitute part of the Trust Estate or be subject to the security interest granted hereby.

         6.6 AMOUNTS REMAINING IN FUNDS AND ACCOUNTS. Any amounts remaining in any fund or account after full payment of the Notes, and all other amounts required to be paid hereunder, shall be released to the Issuer.

         6.7 ACCOUNTS AND REPORTS. The Trustee, on behalf of the Issuer, shall keep, or cause to be kept, proper books of record and account in which complete and accurate entries shall be made of all its transactions relating to the Notes and all funds and accounts established by or pursuant to this Indenture, which shall at all reasonable times during regular business hours, be subject to the inspection of the Issuer or of the Holders of an aggregate of not less than ten percent in principal amount of Notes Outstanding or their representatives duly authorized in writing.

         By the fifteenth (15th) day of each month or the next Business Day if the 15th is not a Business Day, the Trustee shall furnish to the Issuer, the Rating Agency and the Noteholders monthly statements in the form attached hereto as Exhibit C (the "MONTHLY TRUSTEE REPORT") showing the beginning and ending balances of and deposits to and withdrawals from and assets held in the Collection Account and the Spread Account as of the close of business on the last day of the preceding month. The Trustee shall also provide such other information regarding the Trust Estate and the Issuer as may be reasonably requested by the Rating Agency or any Noteholders to the extent the Trustee can obtain such information without unreasonable effort or expense.

         6.8 TAX REPORTING. The Issuer shall be responsible for the preparation and filing with the appropriate governmental agency of all tax returns and reports ("TAX RETURNS") with respect to the Issuer. The Issuer shall cause a copy of the completed and signed Tax Return (and a copy of any check delivered in connection therewith in payment of any tax due) to be delivered to the Trustee, at least five (5) Business Days prior to the required filing date, after any additional time granted pursuant to any properly filed extensions. The Trustee shall have no responsibility to verify the accuracy of the information in any such Tax Return, may rely on the information included therein and shall not have any liability for any inaccuracy or misstatement in such Tax Return.


TRUST INDENTURE - Page 33

                                  ARTICLE VII

                              INVESTMENT OF MONEYS

         Any moneys held as part of any fund or account shall be invested and reinvested in Eligible Investments by the Trustee at the written direction of the Servicers; provided, however, in the event that the Servicers at any time fail to give or confirm such direction to the Trustee, the Servicers shall be deemed to have directed the Trustee in writing to invest any moneys held as part of any fund or account and not already invested in Eligible Investments, in a money market fund meeting the requirements of clause (vi) of the definition of "Eligible Investments." With respect to each investment made by the Trustee, the Trustee shall make such investment in its name as Trustee and take such action as shall be required from time to time to accomplish the transfer to the Trustee the ownership thereof and all income thereon and all proceeds thereof, in good faith and free and clear of any adverse claim. All such investments shall at all times be a part of the fund or account from whence the moneys used to acquire such investments shall have come, and all income and profits on such investments shall be first used to offset any investment losses in such fund, and then shall be credited as provided in Article VI. All Eligible Investments shall mature no later than the day prior to the next Payment Date, provided that any investments in money market funds may mature on the applicable Payment Date. The Trustee shall sell and reduce to cash a sufficient amount of such investments in the respective fund or account whenever the cash balance therein is insufficient to pay the amounts contemplated to be paid therefrom. The Trustee shall have no liability or responsibility for the selection of investments or for any loss resulting from any investment made in accordance with the provisions of this
Article VII. The Trustee shall have no liability with respect to losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicers to provide timely written investment directions. The Trustee shall not be liable for any investment made in accordance with the directions of the Servicers or for keeping the funds fully invested at all times, provided that the Trustee invests funds in a non-negligent manner in accordance with this Article VII and the Servicers' directions.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

         If the Issuer shall (i) pay or cause to be paid to the Holders of the Notes all outstanding principal and accrued and unpaid interest due thereon at the times and in the manner stipulated therein, and shall pay or cause to be paid to the Trustee all sums of moneys due according to the provisions hereof (including the Trustee's reasonable fees and expenses and those of its attorneys) and the Notes, and (ii) deliver to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent under the Indenture relating to the discharge of the Indenture have been complied with, then these presents and the estate and rights hereby granted shall cease, determine and be void, whereupon the Trustee shall cancel and discharge the Lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be


TRUST INDENTURE - Page 34
requisite to cancel and discharge the Lien hereof, and release, assign and deliver unto the Issuer any and all of the estate, right, title and interest in and to any and all rights assigned or pledged to the Trustee or otherwise subject to the Lien of this Indenture, including, but not limited to, all moneys, securities and other property held in the Trust Estate.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 9.2 hereof, the obligations of the Trustee and each Paying Agent to the Issuer and to the Holders of Notes under Section 10.10 hereof, the obligations of the Trustee to the Holders of Notes under this Article VIII and the provisions of Article II hereof with respect to lost, stolen, destroyed and mutilated Notes, registration of transfers and exchanges of Notes, and rights to receive payments of principal of the Notes and accrued and unpaid interest thereon shall survive.


                                   ARTICLE IX

                       DEFAULT PROVISIONS AND REMEDIES OF
                             TRUSTEE AND NOTEHOLDERS

         9.1 EVENTS OF DEFAULT. The happening of any one or more of the following events shall constitute an "Event of Default":

              (a) default in the due and punctual payment of the entire amount of any interest due and payable on any Note which continues unremedied for five
(5) Business Days;

              (b) default in the due and punctual payment of (i) the Principal Distribution Amount on any Payment Date which continues unremedied for five (5) Business Days or (ii) the entire remaining principal upon the redemption of the Notes pursuant to Section 4.1 or at the Maturity Date;

              (c) default in the performance or observance of any of the covenants in Section 5.10 or 5.13;

              (d) default in the performance or observance of any of the covenants, agreements or conditions on the part of the Issuer contained in this Indenture or in the Notes and not described in another paragraph of this Section 9.1, which failure shall continue for a period of thirty (30) days after the earlier to occur of the date on which the Issuer obtained actual knowledge of such failure or the date written notice of such failure, requiring the same to be remedied, shall have been received by the Issuer from the Trustee or any Holder, provided that, if such failure shall be of a nature that it cannot be cured within thirty (30) days, such failure shall not constitute an Event of Default hereunder if within such 30-day period the Issuer shall have given notice to the Trustee and the Noteholders of the Notes of corrective action it proposes to take, which corrective action is agreed in writing by the Trustee and the Required Noteholders to be satisfactory and the Issuer shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than ninety (90) days;

TRUST INDENTURE - Page 35

              (e) any representation or warranty made by the Issuer under this Indenture, or any representation or warranty made by the Issuer or any Affiliate of the Issuer in any Transaction Document or in any certificate or report furnished under this Indenture or any Transaction Document, shall prove to be untrue or incorrect in any material respect and such breach is not cured in all material respects within thirty (30) days after the date written notice of such inaccuracy, requiring it to be remedied, is given to the Issuer by the Trustee or any Holder;

              (f) (i) the Issuer shall have asserted that any of the Transaction Documents to which it is a party are not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

              (g) the General Partner or the Issuer shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate the General Partner or the Issuer insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming the Issuer as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against the General Partner or the Issuer under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the General Partner or the Issuer seeking liquidation of the General Partner's or the Issuer's assets and the General Partner or the Issuer, as applicable, shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within ninety (90) days or there shall be appointed or the General Partner or the Issuer shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the General Partner or the Issuer or the whole or any substantial part of its properties or assets or the General Partner or the Issuer shall take any corporate action in furtherance of any of the foregoing;

              (h) the existence of any Event of Default by PMC or PMCT under the Contribution Agreement, any Servicer Default under the Servicing Agreement if the Servicer is PMC and/or PMCT or an Affiliate of PMC, PMCT or the Issuer, and any Supervisory Servicer Default under the Supervisory Servicer Agreement if the Supervisory Servicer is PMC, PMCT or an Affiliate of PMC, PMCT or the Issuer; or

              (i) the occurrence of an "event of default" under any other of the Transaction Documents (other than an "event of default" by the Supervisory Servicer or a Servicer Default if the Servicer is not an Affiliate of the Issuer), after the satisfaction of any applicable notice provisions and the expiration of any applicable cure periods.

         The Trustee shall give written notice to the Noteholders, the Rating Agency and the U.S. Small Business Administration of any Event of Default within five Business Days after the Trustee has actual knowledge of such Event of Default.



TRUST INDENTURE - Page 36

         9.2 REMEDIES; RIGHTS OF NOTEHOLDERS. Upon the occurrence of an Event of Default, the Trustee, upon the request of the Required Noteholders shall, pursue any available remedy at law or in equity to enforce the payment of the principal of and interest on the Notes then outstanding and all other amounts due and owing under the Transaction Documents, including enforcement of any rights of the Issuer under the Transaction Documents, Loans and any documents or instruments related thereto.

         If an Event of Default described in Section 9.1(g) occurs, the principal of all the Notes and all accrued and unpaid interest thereon shall become immediately due and payable. The Trustee shall provide notice in writing of such Event of Default to the Noteholders, the Servicer and the Supervisory Servicer.

         If an Event of Default (other than an Event of Default described in Section 9.1(g)) occurs and is continuing and if the Required Noteholders have requested the Trustee to accelerate the Notes, the Trustee shall declare the principal of all the Notes to be immediately due and payable, by a notice in writing to the Issuer, the Noteholders, the Servicers and the Supervisory Servicer (and to the Trustee if given by the Noteholders), and upon any such declaration such principal and accrued and unpaid interest shall become immediately due and payable.

         If an Event of Default shall have occurred, and if indemnified as provided in Section 10.1(p) hereof, the Trustee shall, if directed in writing by the Required Noteholders, be obligated to exercise one or more of the rights and powers conferred by this Article IX, as the Trustee shall be directed by the Required Noteholders.

         No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Noteholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Noteholders of the Notes hereunder or now or hereafter existing at law or in equity or by statute.

         No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient.

         No waiver of any Event of Default hereunder, whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

         9.3 RIGHT OF NOTEHOLDERS TO DIRECT PROCEEDINGS. Anything in this Indenture to the contrary notwithstanding, the Required Noteholders shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other

TRUST INDENTURE - Page 37
proceedings hereunder or thereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

         9.4 APPOINTMENT OF RECEIVERS. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Noteholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

         9.5 APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of any fees and expenses, including any extraordinary fees and expenses, due and payable to the Trustee and the Supervisory Servicer (so long as the Supervisory Servicer is, the same corporate entity as the Trustee or an Affiliate thereof) hereunder or under the Servicing Agreement or the Supervisory Servicing Agreement, be deposited in the Collection Account and all moneys in the Collection Account (other than moneys held for redemption of the Notes duly called for redemption) shall be applied as follows:

            FIRST--To the payment to the Persons entitled thereto of all interest then due on the Notes, in the order of the maturity of such interest, with interest on unpaid principal and, to the extent permitted by applicable law, accrued interest at the Default Rate to the extent such amount has not been distributed to the Noteholders when due, and, if the amount available shall not be sufficient to pay in full said amount, then to the payment ratably, according to the amounts due to the Persons entitled thereto, without any discrimination or privilege;

            SECOND-- To the payment to the Persons entitled thereto of any unpaid principal of the Notes which shall have become due in order of maturity and, if the amount available shall not be sufficient to pay in full such principal due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or privilege;

            THIRD--To be held for the payment to the Persons entitled thereto as the same shall become due.

         Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date upon which such application is to be made. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date.


TRUST INDENTURE - Page 38

         Whenever all principal of and interest on all Notes and all other amounts due and owing hereunder and under the Notes have been paid under the provisions of this Section, any balance remaining in the Collection Account and the Spread Account shall be released to the Issuer.

         9.6 REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceeding related thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as the Trustee without the necessity of joining as plaintiffs or defendants any Holder of the Notes, and any recovery of judgment shall be for the equal and ratable benefit of the Holders of the Outstanding Notes.

         9.7 RIGHTS AND REMEDIES OF NOTEHOLDERS. No Holder of any Note shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder or thereunder, unless (a) an Event of Default has occurred of which the Trustee has been notified by such Holder as provided in Section 10.1(l) hereof, or of which by said subsection it is deemed to have notice, (b) the Holders of not less than 25% of the Outstanding Note Amount shall have given written notice to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers herein before granted or to institute such action, suit or proceeding in their own name or names, (c) Noteholders have offered to the Trustee indemnity as provided in Section 10.1(p) hereof, and (d) the Trustee shall thereafter fail or refuse to exercise the powers herein before granted within thirty (30) days thereafter, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder or thereunder; it being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the Holders of all Notes Outstanding. However, nothing contained in this Indenture shall affect or impair the right of any Noteholders to enforce the payment of the principal of and interest on any Note at and after the Maturity Date thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Notes issued hereunder to the respective Holders thereof at the time, place, from the source and in the manner in the Notes expressed.

         9.8 TERMINATION OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder and thereunder, respectively, with

TRUST INDENTURE - Page 39
regard to the property herein subject to this Indenture, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

         9.9 WAIVERS OF EVENTS OF DEFAULT. The Trustee may waive any Event of Default that has been remedied and any Event of Default (and its consequences) relating to a default in the performance or observance of any covenant, agreement or condition contained in the Indenture, or a breach of a representation or warranty made by the Issuer in the Indenture or in any certificate or report furnished under the Indenture, or the occurrence of any "event of default" under the contracts and related documents governing the transfer and servicing of the Loans and other matters relating to the issuance of the Notes. The Trustee may waive any other Event of Default that has occurred and is continuing only upon the written request of the Required Noteholders; provided, however, that there shall not be waived (x) any Event of Default in the payment of the principal of any outstanding Notes when due or (y) any default in the payment when due of the interest on any such Notes unless, prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal when due, with interest on overdue principal and, to the extent permitted by applicable law, interest at the Default Rate, and all expenses of the Trustee in connection with such Event of Default shall have been paid or provided for, and in case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such Event of Default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon. Any waivers made by the Trustee pursuant to this Section shall be in writing and shall specify the nature of the Event of Default and the effective date of the waiver and the Trustee shall send a copy of all such waivers to the Noteholders and the Rating Agency.

                                   ARTICLE X

                                     TRUSTEE

         10.1 ACCEPTANCE OF THE TRUSTS. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts and to continue to perform, provided that the Trustee may, in accordance with Section
10.6 hereof, exercise its right to resign from the trusts created hereby; and provided further that the acceptance by the Trustee of the trusts imposed under this Indenture and the agreement to perform said trusts are subject to the following express terms and conditions:

              (a) The Trustee agrees to accept receipt, subject to review as stated herein, of the Loans and other assets in the Trust Estate and declares that it holds and will hold the Loans and other assets in the Trust Estate in trust for the benefit of the Noteholders.

              (b) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties shall be read



TRUST INDENTURE - Page 40
into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (c) The Trustee shall not be liable for its acts or omissions in carrying out its duties hereunder, except for its own negligence or willful misconduct. The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

              (d) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Required Noteholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

              (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (f) The Trustee may execute any of the trusts or powers hereunder and perform any of its duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Trustee shall not be responsible for any misconduct or negligence on the part of any such party appointed in good faith with due care by it hereunder. The Trustee may consult with counsel, including Issuer's counsel, concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act or refrain from acting upon the opinion or advice of any attorneys approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction in good faith in reliance upon such opinion or advice.

              (g) The recitals contained herein and in the Notes, other than the certificate of authentication, shall be taken as statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes or of any Loans or related document. The Trustee shall not be accountable for the use or application by the Issuer of any of the proceeds of any of the Notes, or for the use or application of any funds deposited in or withdrawn from the Collection Account or the Spread Account or any other account by or on behalf of the Issuer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer and accepted by the Trustee in good faith, pursuant to this Indenture. The Trustee shall have no duty to monitor the performance of the Issuer and Servicers, nor shall it have any liability in


TRUST INDENTURE - Page 41
connection with the malfeasance or nonfeasance by the Issuer and Servicers except for its obligations under the Supervisory Servicing Agreement; provided, however, if the Trustee has assumed the role of a Servicer it shall be liable for its own malfeasance or nonfeasance in acting as Servicer. The Trustee shall have no liability in connection with compliance by the Issuer and Servicers with statutory or regulatory requirements related to the Indenture and the Notes.

              (h) The Trustee shall not be accountable for the use of any Notes authenticated or delivered hereunder. The Trustee may in good faith buy, sell, own and hold any of the Notes and may join in any action which any Holder of Notes may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer or any Holder, provided that if the Trustee determines that any such relationship is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as the Trustee.

              (i) The Trustee may rely and shall be protected in acting or refraining from acting to the extent such action or inaction is directed by any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Note, shall be conclusive and binding upon all future Holders of the same Note and upon Notes issued in exchange therefor or in place thereof.

              (j) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by an Authorized Officer of the Issuer as sufficient evidence of the facts therein contained and prior to the occurrence of an Event of Default of which the Trustee has been notified as provided in subsection (l) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may, at its discretion, secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of an Authorized Officer of the Issuer to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

              (k) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and it shall not be answerable for other than its negligence or willful misconduct.

              (l) The Trustee shall not be required to take or be charged with notice or be deemed to have notice of any Event of Default hereunder, except any Event of Default described in Sections 9.1(a) and (b) or the failure of the Issuer to file with the Trustee any document required by this Indenture, or of the Servicers to file with the Trustee any document required by the Servicing Agreement to be so filed subsequent to the issuance of the Notes, unless the

TRUST INDENTURE - Page 42

Trustee shall be specifically notified in writing of such Event of Default by the Issuer, the Servicers, the Supervisory Servicer or any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the Corporate Trust Office of the Trustee, and, in the absence of such delivery, the Trustee may conclusively assume there is no Event of Default except as aforesaid.

              (m) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer and the Servicers pertaining to the revenues and receipts under the Loans and the Underlying Notes, and to take such notes from and in regard thereto as may be desired.

              (n) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

              (o) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Notes, the withdrawal of any cash, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Notes, the withdrawal of any cash, or the taking of any other action by the Trustee.

              (p) Before taking the action referred to in Article IX hereof, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which the Trustee may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct by reason of any action so taken.

              (q) All moneys received by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received and shall be segregated from other funds and accounts and not commingled with any other funds.

         10.2 FEES, CHARGES AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to payment and reimbursement for the Trustee's Fee and all reasonable counsel fees and other out-of-pocket expenses reasonably incurred by the Trustee to third parties in connection with such services from moneys available therefor in accordance with the priority set forth in Section 6.4 hereof and the Trustee shall have the first Lien with right of payment prior to payment on any Note upon the Trust Estate for the amount of the Trustee's Fee. The Trustee shall have no claims against the Trust Estate for amounts owed to it hereunder other than as specified above. The Issuer agrees to indemnify and hold the Trustee and its officers, directors, agents and employees harmless from any loss, claim, demand, liability or expense (including, without limitation, fees and expenses of its attorneys) arising from or related to the acceptance of and


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

performance of its duties under this Indenture which do not result from the Trustee's negligence or willful misconduct. This Section 10.2 shall survive the termination of this Indenture or resignation or removal of the Trustee. Such indemnity shall not be payable from the Trust Estate, except as provided in
Section 6.4, and the Trustee shall not institute any legal action, including a bankruptcy proceeding against the Issuer to enforce such indemnity while the Notes are outstanding.

         10.3 NOTICE TO NOTEHOLDERS IF DEFAULT OCCURS. If an Event of Default occurs of which the Trustee is by Section 10.1(l) hereof required to take notice or if notice of an Event of Default be given as in Section 10.1(l) hereof provided, then the Trustee shall promptly, and in any event, within three Business Days, give written notice thereof by overnight mail to the Holders of all Notes Outstanding, shown by the list of Noteholders required by Section 2.9 hereof to be kept at the office of the Trustee.

         10.4 INTERVENTION BY TRUSTEE. In any judicial proceeding concerning the issuance or the payment of the Notes to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Holders of the Notes, the Trustee may intervene on behalf of Noteholders and shall do so if requested in writing by the owners of at least 25% of the Outstanding Note Amount, subject to receipt of satisfactory indemnity as contemplated by Section 10.1(p).

         10.5 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided such successor Trustee accepts the duties and responsibilities hereunder and is eligible pursuant to Section 10.9.

         10.6 RESIGNATION BY TRUSTEE. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving sixty (60) days' written notice by registered or certified mail to the Issuer, the Servicers, the Supervisory Servicer, the Noteholders, the Rating Agency and by first-class mail (postage prepaid) to the Holders of the Notes and such resignation shall take effect upon the appointment of a successor Trustee by the Issuer pursuant to
Section 10.8 and in accordance with Section 10.9 hereof. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee approved by the Servicers, the Supervisory Servicer and the Required Noteholders, such consent not to be unreasonably withheld or delayed. If no successor Trustee shall have been so appointed and have accepted appointment within sixty (60) days of the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may


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

thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor Trustee.

         10.7 REMOVAL OF TRUSTEE. The Trustee may be removed at any time, by the Issuer, provided no Event of Default then exists and is continuing, by an instrument or concurrent instruments in writing delivered to the Trustee, the Supervisory Servicer, the Rating Agency, and the Noteholders.

         10.8 APPOINTMENT OF SUCCESSOR TRUSTEE; TEMPORARY TRUSTEE. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Issuer with the written consent of the Servicer, the Supervisory Servicer and the Required Noteholders, such consent not to be unreasonably withheld or delayed by an instrument in writing signed by the Issuer and a copy of which shall be delivered personally or sent by registered mail to the Noteholders. Nevertheless, in case of such vacancy, the Issuer by resolution may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed in the manner above provided; and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed. Notice of the appointment of a successor Trustee shall be given in the same manner as provided by Section 10.6 hereof with respect to the resignation of a Trustee; provided in each case any successor Trustee shall meet the eligibility requirements of Section 10.9.

         10.9 CONCERNING ANY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its or his predecessor and also to the Issuer, the Servicers, the Supervisory Servicer, the Noteholders and the Rating Agency an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as the Trustee hereunder to its or his successor, including, but not limited to, a transfer of the Loans and the Trustee Loan Files. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed or recorded by the successor Trustee in each recording office where this Indenture shall have been filed or recorded. Any successor Trustee shall be required to (i) have corporate trust powers, (ii) have not less than $100,000,000 in capital and surplus, (iii) be a member of the Federal Deposit Insurance Corporation, and (iv) have a long-term unsecured debt rating from the Rating Agency of at least "Baa3".


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

         10.10 DESIGNATION AND SUCCESSION OF PAYING AGENTS. The Paying Agent for the Notes shall be the Trustee. Any bank or trust company with or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, the Issuer shall, within thirty (30) days thereafter, appoint a bank or trust company having corporate trust powers and having a long-term unsecured debt rating from the Rating Agency of at least "Baa3" to fill such vacancy; provided, however, that if the Issuer shall fail to appoint such Paying Agent within said period, the Trustee shall make such appointment, subject to the foregoing eligibility requirements. Other Paying Agents or fiscal agents may be appointed pursuant to this Section 10.10 by the Issuer if in its discretion additional Paying Agents or fiscal agents are deemed advisable.

         The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 10.1 hereof with respect to the Trustee insofar as such provisions may be applicable.

         Notice of the appointment of additional Paying Agents or fiscal agents shall be given in the same manner as provided by Section 10.8 hereof with respect to the appointment of a successor Trustee.

         10.11 APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as the Trustee in such jurisdiction. It is recognized that, in case of litigation under this Indenture, the Loans and, in particular, in case of the enforcement thereof on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or Co-Trustee.

         Therefore, the Trustee shall have the right to appoint one or more persons to act as its Co-Trustee or Co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate, and to vest in such person or persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.11, such powers, duties, obligation, rights and trusts as the Trustee may consider necessary or desirable.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the Co-Trustees, as effectively as if given to each of them. Every instrument appointing any Co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument or appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


TRUST INDENTURE - Page 46

         Any Co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any Co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee. No Co-Trustee shall be required to satisfy the eligibility requirements for a successor Trustee set forth in
Section 10.9 hereunder and no notice to the Noteholders of the appointment of a Co-Trustee shall be required.

         In the event that the Trustee appoints an additional individual or institution as a separate or Co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee but only to the extent necessary to enable such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them.

         Should any instrument in writing from the Issuer be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate or Co-Trustee.

                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

         11.1 SUPPLEMENTAL INDENTURES; CONSENT OF NOTEHOLDERS. (a) The Issuer and the Trustee may, with notice to all of the Noteholders and the Rating Agency, enter into an indenture or indentures supplemental to this Indenture for the following purposes:

              (1) To specify and determine any matters and things relative to the Notes which are not contrary to or inconsistent with this Indenture and which shall not materially adversely affect the interests of the Noteholders;

              (2) To cure any defect, omission, conflict, or ambiguity in this Indenture or between the terms and provisions hereof and any other document executed or delivered in connection herewith;

              (3) To grant to or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority, or security which may lawfully be granted

TRUST INDENTURE - Page 47
         or conferred and which are not contrary to or inconsistent with this Indenture as theretofore in effect;

              (4) To add to the covenants and agreements of the Issuer in this Indenture other covenants and agreements to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

              (5) To add to the limitations and restrictions in this Indenture other limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

              (6) To confirm, as further assurance, any pledge under, and the subjection to any claim, Lien or pledge created or to be created by this Indenture of the revenues arising from the pledge of any moneys, securities, funds or other parts of the Trust Estate;

              (7) To amend or modify any provisions of this Indenture required by the Rating Agency to maintain the rating of the Notes;

              (8) To amend or modify any provisions of this Indenture required by the Trustee, DTC or DTC's Nominee to facilitate the book entry issuance of the Notes or the issuance of Definitive Notes as contemplated herein; or

              (9) To amend or modify any provisions of this Indenture, so long as such amendment or modification does not materially adversely affect the interests of the Noteholders (which may be evidenced by an Opinion of Independent Counsel delivered to the Trustee).

              (b) The Issuer and the Trustee may, with the written consent of the Required Noteholders and notice to all of the Noteholders and the Rating Agency, enter into an indenture or indentures supplemental to this Indenture for purposes other than those specified in Section 11.1(a); provided, however, that nothing contained in this Section shall permit, or be construed as permitting, without the consent of the Holders of all Notes Outstanding, any change of the Maturity Date or other due date of the principal of or any installment of the interest on any Note issued hereunder, or a reduction in the principal amount of any Note or the Remittance Rate or Default Rate thereon, or a privilege or priority of any Note or Notes over any other Note or Notes, a reduction in the Outstanding Note Amount required for consent to such supplemental indenture or for any waiver of compliance with the provisions of this Indenture or Events of Default and their consequences, any modification of this Section 11.1(b) or
Section 11.1(c) or any modification of this Indenture that would cause the Rating Agency to downgrade the rating of the Notes unless the Noteholders have unanimously consented to such modification and downgrade.

              (c) With respect to each supplemental indenture, the Trustee shall be provided a certificate of an Authorized Officer of the Issuer and, if requested by the Trustee, an Opinion of Counsel to the effect that the supplemental indenture is duly authorized under this Article XI and


TRUST INDENTURE - Page 48
all conditions to its entry have been satisfied, and the Trustee shall be fully protected in its execution and delivery of the supplemental indenture in reliance on such certificate and, if requested, by the Trustee, such opinion. If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of Section 11.1(b), the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be mailed by registered or certified mail to each Holder of a Note as shown on the list of Noteholders required by Section 2.9 hereof. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall include a copy of the proposed supplemental indenture. Upon the execution of any supplemental indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

         11.2 COPY OF SUPPLEMENTAL INDENTURES. The Trustee shall provide within five (5) Business Days following the effective date thereof a copy of any Supplemental Indenture executed to each of the Servicers, the Supervisory Servicer, the Noteholders and the Rating Agency.

         11.3 AMENDMENTS TO TRANSACTION DOCUMENTS. The Trustee may not enter into or consent to an amendment to any other Transaction Document, except as expressly permitted therein, without the consent of the Required Noteholders.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1 CONSENTS, ETC., OF NOTEHOLDERS. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Noteholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Noteholders in person or by agent thereof appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Notes, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee and any Paying Agent with regard to any action taken by it under such request or other instrument, namely:

              (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

              (b) The fact of ownership of Notes and the amount or amounts, numbers and other identification of Notes, and the date of holding the same shall be proved by the registration books of the Issuer maintained by the Trustee pursuant to Section 2.9 hereof.


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

         12.2 LIMITATION OF RIGHTS; NON-RECOURSE OBLIGATIONS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Notes is intended or shall be construed to give to any Person other than the parties hereto, and the Holders of the Notes, any legal or equitable right, remedy or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the Holders of the Notes as herein provided. THE NOTES ARE NON-RECOURSE OBLIGATIONS OF THE ISSUER AND NEITHER THE TRUSTEE NOR THE NOTEHOLDERS SHALL HAVE ANY RIGHTS TO ENFORCE THE PAYMENT OR PERFORMANCE OF THE ISSUER'S OBLIGATIONS HEREUNDER OR UNDER THE TRANSACTION DOCUMENTS AGAINST THE PARTNERS OR AFFILIATES OF THE ISSUER OR THEIR RESPECTIVE ASSETS. NO OFFICER, AGENT OR EMPLOYEE OF THE ISSUER OR OF ANY AFFILIATE OF THE ISSUER, SHALL IN ANY EVENT BE SUBJECT TO ANY PERSONAL LIABILITY FOR ANY PAYMENTS OR OTHER AMOUNTS DUE IN RESPECT OF THE NOTES OR IN RESPECT OF ANY OBLIGATIONS OF THE PARTIES UNDER ANY OF THE TRANSACTION DOCUMENTS.

         12.3 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

         12.4 NOTICES. Any notice, request, complaint, demand, communication or other paper shall be in writing and sufficiently given if addressed to the appropriate Notice Address and delivered by hand delivery or sent by nationally recognized express courier, or mailed by registered mail, postage prepaid, or transmitted by telecopy and shall be effective upon receipt, except when telecopied, in which case, any such communication shall be effective upon telecopy against receipt of answer back or written confirmation thereof. The Issuer and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         12.5 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the due date of interest on or principal of the Notes or the date fixed for redemption of any Note shall be other than a Business Day, then payment of interest or principal may be made on the next Business Day with the same force and effect as if made on the due date or the date fixed for redemption.

         12.6 COUNTERPARTS. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

TRUST INDENTURE - Page 50

         12.7 APPLICABLE PROVISIONS OF LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         12.8 CAPTIONS. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Indenture.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]





TRUST INDENTURE - Page 51

         IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed on its behalf by its General Partner and the Trustee, to evidence its acceptance of the trusts created hereunder, has caused this Indenture to be executed as of the date first written above.

                            PMC JOINT VENTURE, L.P. 2002-1

                            By:  PMC Joint Venture LLC 2002-1,
                                   its General Partner


                            By:
                               --------------------------------------------
                                   Jan F. Salit, Executive Vice President

                            BNY MIDWEST TRUST COMPANY,
                                   as Trustee

                            By:
                               --------------------------------------------
                            Name:
                                 ------------------------------------------
                            Title:
                                  -----------------------------------------






TRUST INDENTURE - Page 52

                                    EXHIBIT A

                               TO TRUST INDENTURE

                                  FORM OF NOTE


THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION ("BLUE SKY LAWS") OF THE UNITED STATES. BY ITS ACCEPTANCE OF THIS NOTE THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO THE TRUSTEE THAT IT (I) IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE ACT (A "QIB") AND IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE
QIBS) TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) IS OTHERWISE ACQUIRING THIS NOTE IN A TRANSACTION EXEMPT FROM THE ACT AND APPLICABLE BLUE SKY LAWS.



NO RESALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE BY ANY PERSON UNLESS (I) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT, SUCH RESALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) SUCH RESALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE BLUE SKY LAWS, IN WHICH CASE
(A) THE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE ISSUER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN THE FORM OF EITHER EXHIBIT D-1 OR EXHIBIT D-2 TO THE INDENTURE OR OTHERWISE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, AND (B) IF THE CERTIFICATE IS NOT IN THE FORM OF EXHIBIT D-1 OR EXHIBIT D-2 TO THE INDENTURE, THE TRUSTEE MAY REQUEST A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE TRUSTEE) SATISFACTORY TO

EXHIBIT A

Form of Note - Page 1

THE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE ACT OR APPLICABLE BLUE SKY LAWS. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.:  __________                                                    $[      ]

                         PMC JOINT VENTURE, L.P. 2002-1

                          LOAN-BACKED FIXED RATE NOTES

                                                                                               CUSIP
       MATURITY DATE                   ISSUE DATE                NOTE RATE                     NUMBER
       -------------                   ----------                ---------                     ------
       April 15, 2023                April __, 2002                6.67%                    69345G AA 1


REGISTERED HOLDER:

PRINCIPAL SUM: $[         ]

         PMC JOINT VENTURE, L.P. 2002-1, a Delaware limited partnership (herein called the "ISSUER"), for value received, hereby promises to pay to the registered owner identified above or registered assigns (the "HOLDER" or "NOTEHOLDER"), on or before the Maturity Date set forth above (subject to any right of prior payment hereinafter mentioned), the principal sum identified above in lawful money of the United States of America, and to pay interest thereon in like money, until payment of such principal sum, as set forth herein. Pursuant to the terms of the Trust Indenture dated as of April 3, 2002 (as the same may be amended and supplemented, the "INDENTURE") between the Issuer and BNY MIDWEST TRUST COMPANY, as Trustee (the "TRUSTEE"), the Issuer shall pay the Holder on the fifteenth day of each month, commencing on April 15, 2002 and ending on the Maturity Date set forth above or the date this Note is due upon


EXHIBIT A

Form of Note - Page 2
acceleration (each such date herein called a "PAYMENT DATE"), the Principal Distribution Amount (as defined in the Indenture) and accrued and unpaid interest thereon. To the extent not otherwise defined herein, all capitalized terms shall have the meanings set forth in the Indenture. In accordance with the terms of the Indenture, this Note will bear interest at a per annum rate equal to 6.67%. The term "INTEREST ACCRUAL PERIOD" means, with respect to a Payment Date, the period from and including the immediately prior Payment Date to but excluding the Payment Date first referred to in this definition (or, in the case of the first Payment Date, from and including the Closing Date to but excluding the first Payment Date). Principal and interest payments will be made on each Payment Date from funds on deposit under the Indenture.

         Payments to the Holder shall be made by wire transfer of immediately available funds to the account of such Noteholder and without presentation of the Note or the making of any notations thereon.

         This Note is one of a duly authorized issue of notes of the Issuer designated as PMC Joint Venture, L.P. 2002-1 Loan-Backed Fixed Rate Notes (herein called the "NOTES"), in the initial aggregate principal amount of $63,453,688 issued under and secured by the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the owners of the Notes, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the holder of this Note, by acceptance hereof, assents and agrees.

         The Issuer hereby certifies that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Note do exist, have happened and have been performed in due time, form and manner as required by the applicable laws.

         This Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.

         The Notes are issuable only as fully registered Notes without coupons. Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Notes may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Notes of the same series of other authorized denominations.

         The owner of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.



EXHIBIT A

Form of Note - Page 3

         The Notes are subject to redemption on any Payment Date on or after the date on which the then Outstanding Note Amount is less than 10% of the Outstanding Note Amount on the Closing Date, in whole, but not in part, at the option of the Issuer at a redemption price equal to 100% of the Outstanding Note Amount plus accrued and unpaid interest thereon to the date of redemption at the Remittance Rate to the redemption date.

         If an Event of Default shall occur and be continuing with respect to the Notes, and if the Required Noteholders have requested the Trustee to accelerate the Notes, the Trustee shall declare the outstanding principal of all the Notes, accrued and unpaid interest thereon to be immediately due and payable, by a notice in writing to the Issuer, the Noteholders, the Servicers and the Supervisory Servicer, and upon any such declaration such principal and interest shall become immediately due and payable. Under certain circumstances specified in the Indenture, such amounts shall immediately become due and payable without any such declaration. The Trustee may sell the Trust Estate or retain the Trust Estate intact, in either case in the manner and with the effect provided in the Indenture.

         The Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Required Noteholders (as defined in the Indenture) and in certain instances only with the consent of all Noteholders. The Indenture also contains provisions permitting Holders of specified percentages in aggregate outstanding principal amount, on behalf of Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The Indenture contains provisions permitting the Issuer and the Trustee to execute supplemental indentures adding provisions to, or changing or eliminating any of the provisions of, the Indenture, subject to the limitations set forth in the Indenture.

         The term "ISSUER" as used in this Note includes any successor to the Issuer under the Indenture. This Note is nonrecourse to the Issuer's partners.

         This Note is transferable by the registered owner hereof, in person, or by its attorney duly authorized in writing, at the Corporate Trust Office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes, of the same series and of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. The Issuer and the


EXHIBIT A

Form of Note - Page 4

Trustee may treat the registered owner hereof as the absolute owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

         THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER AND NEITHER THE TRUSTEE NOR THE NOTEHOLDERS SHALL HAVE ANY RIGHTS TO ENFORCE THE PAYMENT OR PERFORMANCE OF THE ISSUER'S OBLIGATIONS HEREUNDER OR UNDER THE TRANSACTION DOCUMENTS AGAINST THE PARTNERS OR AFFILIATES OF THE ISSUER OR THEIR RESPECTIVE ASSETS. NO OFFICER, AGENT OR EMPLOYEE OF THE ISSUER OR OF ANY AFFILIATE OF THE ISSUER, SHALL IN ANY EVENT BE SUBJECT TO ANY PERSONAL LIABILITY FOR ANY PAYMENTS OR OTHER AMOUNTS DUE IN RESPECT OF THE NOTES OR IN RESPECT OF ANY OBLIGATIONS OF THE PARTIES UNDER ANY OF THE TRANSACTION DOCUMENTS.

         THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES.

         IN WITNESS WHEREOF, PMC JOINT VENTURE, L.P. 2002-1 has caused this Note to be executed in its name by the manual or facsimile signature of the President, any Executive Vice President or the Chief Financial Officer of its General Partner and attested by the manual or facsimile signature of the Secretary or Assistant Secretary of its General Partner, all as of the Issue Date set forth above.

                             PMC JOINT VENTURE, L.P. 2002-1
                             By:      PMC Joint Venture LLC 2002-1,
                                      its General Partner


                             By:      ___________________________________
                                      Barry N. Berlin
                                      Chief Financial Officer

Attest:


By:________________________________
      Jan F. Salit, Assistant Secretary

EXHIBIT A

Form of Note - Page 5

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes described in the within-mentioned Indenture and has been authenticated on this date: ________, _______.


                                     BNY MIDWEST TRUST COMPANY,
                                     as Trustee


                                     By:
                                        --------------------------------------
                                         Authorized Signatory





EXHIBIT A

Form of Note - Page 6

                              [FORM OF ASSIGNMENT]


         For value received, the undersigned do(es) hereby sell, assign and transfer unto ________________________________ the within Note and do(es) hereby irrevocably constitute and appoint ____________________________ attorney, to transfer the same on the books of the Trustee, with full power of substitution in the premises.


         Dated:
               -------------------         -----------------------------------
                                                    (Signature)

         Social Security Number,

         Taxpayer Identification

         Number or other Identifying

         Number of Assignee:
                             ---------------------------------


         Notice: The signature(s) to this Assignment must correspond with the name(s) as written on the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.






EXHIBIT A

Form of Note - Page 7

                                    EXHIBIT B

                                       TO

                                 TRUST INDENTURE

                                  LOAN SCHEDULE




EXHIBIT B

LOAN SCHEDULE - Page 1

                                   EXHIBIT B-1

                                       TO

                                 TRUST INDENTURE

                            SUBSTITUTE LOAN SCHEDULE




Servicer
LOAN #
Business Description
Business Name
City
ST
Original Principal Balance
Current Principal Balance
Interest Rate
Monthly Payment
Property Value at Origination
Original LTV
Current LTV
DSCR
Original Loan Date
Maturity Date
Remaining Maturity
Original Term to Maturity
Seasoning


EXHIBIT B

LOAN SCHEDULE - Page 2

                                    EXHIBIT C

                                       TO

                                 TRUST INDENTURE

                         FORM OF MONTHLY TRUSTEE REPORT




EXHIBIT C

FORM OF MONTHLY TRUSTEE REPORT - Page 1

                                   EXHIBIT D-1

                                       TO

                                 TRUST INDENTURE

                           FORM OF TRANSFEREE'S LETTER

                            [TRANSFEREE'S LETTERHEAD]

                                                                     [DATE]

         Ladies and Gentlemen:

         The undersigned purchaser (the "PURCHASER") understands that the purchase of the above-referenced Notes may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities act of 1933, as amended (the "SECURITIES ACT"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies and organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Notes offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

         Representations and Warranties

         The Purchaser makes the following representations and warranties in order to permit PMC Joint Venture, L.P. 2002-1 (the "ISSUER"), PMC Capital, Inc. ("PMC"), PMC Commercial Trust ("PMCT") and Banc One Capital Markets, Inc. (the "PLACEMENT AGENT") to determine the Purchaser's suitability as a purchaser of Notes and to determine that the exemption from registration relied upon by the Issuer under Section 4(2) of the Securities Act is available to it.

         1. The Purchaser understands that the Notes have not been, and throughout their term will not be, registered or qualified under the Securities Act or the securities law of any state and may by resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities and other applicable state securities laws are available, that none of the Issuer, the Trustee or the Sellers is required to register the Notes under the Securities Act or any applicable state securities laws and that any transfer must comply with Section 2.9 of the Trust Indenture, dated as of April 3, 2002 (the "INDENTURE"), between the Issuer and the Trustee.


EXHIBIT D-1

FORM OF TRANSFEREE'S LETTER - Page 1

         2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes.

         3. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and a sophisticated institutional investor and has knowledge and experience in financial and business matters (and, in particular, in such matters related to securities similar to the Notes) and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. The Purchaser has been given such information concerning the Notes, the Issuer, the Servicers and the Trustee as it has requested.

         4. The Purchaser is acquiring the Notes as principal for its own account (or for the account of one or more other sophisticated institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

         5. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Notes, any interest in any Notes or any other similar security of the Issuer to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Notes, any interest in any Notes or any other similar security of the Issuer with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other actions which would constitute a distribution of the Notes under the Securities Act or which would render the disposition of any Notes a violation of Section 5 of the Securities Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the Issuer under the 1940 Act nor will it act, nor has it authorized or will it authorize any person to act in such manner with respect to the Notes.

         6. The Purchaser has reviewed the Private Placement Memorandum with respect to the Notes dated April 3, 2002, (the "Private Placement Memorandum"), and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Private Placement Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

         7. [The Purchaser will not acquire the Notes with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is subject to Title I of ERISA or any "plan" as defined in Section 4975 of the Code] [In the event that the Purchaser is using funds to purchase the Notes that constitute assets of one or more employee benefit plans, such Purchaser shall advise the Issuer in writing of such source of funds and the Issuer shall advise the Purchaser in writing


EXHIBIT D-1

FORM OF TRANSFEREE'S LETTER - Page 2
whether the Issuer is or is not a party in interest with respect to any employee benefit plan disclosed to the Issuer by the Purchaser.](1)

         8. The Purchaser understands that the Notes will bear a legend substantially as set forth in the form of Note included as Exhibit A to the Indenture.

         9. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Notes and that neither the Issuer nor any other Person has any obligation to make or facilitate any such market (or to otherwise repurchase the Notes from the Purchaser) under any circumstances.

         10. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Notes, and is not purchasing the Notes in reliance on any representations of the Issuer, the Sellers, the Placement Agent or any other Person or its counsel with respect to tax matters except for the tax opinion delivered pursuant to Section 2.6(a)(iv).

         11. The Purchaser agrees that it will obtain from any subsequent purchaser of the Notes substantially the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 10 and in this paragraph 11.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Private Placement Memorandum, as the case may be.

         The representations and warranties contained herein shall be binding upon the successors of the undersigned.

         Executed at _________________, this ____ day of ____________, _______.



                                    Purchaser's Name (Print)


                                    By:
                                       -----------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------



-------------
(1)  Purchaser required to select applicable sentence.


EXHIBIT D-1

FORM OF TRANSFEREE'S LETTER - Page 3

                                   -----------------------------------------
                                   Address of Purchaser


                                   -----------------------------------------
                                   Purchaser's Taxpayer Identification Number



EXHIBIT D-1

FORM OF TRANSFEREE'S LETTER - Page 4

                                   EXHIBIT D-2

                                       TO

                                 TRUST INDENTURE

                           FORM OF TRANSFEREE'S LETTER

                            [TRANSFEREE'S LETTERHEAD]

                                                                        [DATE]

         Ladies and Gentlemen:

         The undersigned purchaser (the "PURCHASER") is today purchasing in a private resale from _____________________ (the "TRANSFEROR") $_____________
aggregate principal amount of the above-captioned Notes, issued pursuant to the Indenture, dated as of April 3, 2002 (the "INDENTURE"), between PMC Joint Venture, L.P. 2002-1 (the "ISSUER") and BNY Midwest Trust Company, as trustee (the "TRUSTEE").

         In connection with the purchase of the Notes, the Purchaser hereby represents and warrants to each of you as follows:

         1. The Purchaser understands that the Notes have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state.

         2. The Purchaser is acquiring the Notes for its own account only for investment and not for any other person, and not with a view to, or for resale in connection with, a distribution that would constitute a violation of the Securities Act or any state securities laws (subject to the understanding that disposition of the Purchaser's property will remain at all times within its control). The Purchaser is not an affiliate of PMC Capital, Inc. ("PMC"), PMC Commercial Trust ("PMCT"), the Issuer, the Trustee, any custodian of the Notes or any of their respective affiliates.

         3. The Purchaser agrees that the Notes must be held indefinitely by it unless (i) the Notes are subsequently registered under the Securities Act or
(ii) an exemption from the registration requirements of the Securities Act is available.

         4. The Purchaser agrees that if at some time it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes unless such transfer or exchange is in accordance with the provisions of Section
2.9 of the Indenture.



EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 1

         5. The Purchaser is a "qualified institutional buyer" as defined in Rule 144A of the Securities Act and has completed and is delivering herewith either of the forms of certification to that effect attached as Annexes hereto, it is aware that the sale to it is being made in reliance on Rule 144A, it is acquiring the Notes for its own account or for the account of a qualified institutional buyer and it understands that such Notes may be resold, pledged or transferred only (i) to a person who the Transferor reasonably believes is a qualified institutional buyer that purchasers for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Securities Act and applicable state securities laws.

         6. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Notes, any interest in any Notes or any other similar security of the Issuer to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Notes, any interest in any Notes or any other similar security of the Issuer with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Notes under the Securities Act or which would render the disposition of any Notes a violation of Section 5 of the Securities Act or which would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the Issuer, the Sellers or the Transferor as an "investment company" under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act in such manner with respect to the Notes.

         7. [The Purchaser will not acquire the Notes with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is subject to Title I of ERISA or any "plan" as defined in Section 4975 of the Code.] [In the event that the Purchaser is using funds to purchase the Notes that constitute assets of one or more employee benefit plans, such Purchaser shall advise the Issuer in writing of such source of funds and the Issuer shall advise the Purchaser in writing whether the Issuer is or is not a party in interest with respect to any employee benefit plan disclosed to the Issuer by the Purchaser.] (1)

         8. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Notes and that neither the Issuer, PMC, PMCT nor the Transferor


--------------
(1)  Purchaser required to select applicable sentence.

EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 2
has any obligation to make or facilitate any such market (or to otherwise repurchase the Notes from the Purchaser) under any circumstances.

         9. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Notes, is aware that its taxable income with respect to the Notes in any accounting period may not correspond to the cash flow (if any) from the Notes for such period, and is not purchasing the Notes in reliance on any representations of the Issuer, PMC, PMCT, or their counsel with respect to tax matters except for the tax opinion delivered pursuant to Section 2.6(a)(iv).

         10. The Purchaser has reviewed the Private Placement Memorandum with respect to the Notes dated April 3, 2002, (the "PRIVATE PLACEMENT MEMORANDUM"), and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Private Placement Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

         11. The Purchaser understands that the Notes will bear a legend substantially as set forth in the form of Note included as Exhibit A, as the case may be, to the Indenture.

         12. The Purchaser hereby further agrees to be bound by all the terms and conditions of the Notes as provided in the Indenture.

         13. If the Purchaser sells any of the Notes, the Purchaser will obtain from any subsequent purchaser substantially the same representations contained in this Representation Letter.

         Capitalized term used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Private Placement Memorandum, as the case may be.

         The representations and warranties contained herein shall be binding upon the successors of the undersigned.

         Executed at ___________________, this ____ day of ___________, ______.


                                   -------------------------------------------
                                   Purchaser's Name (Print)


EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 3

                                   By:
                                      ---------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------



                                   -----------------------------------------
                                   Address of Purchaser


                                   -----------------------------------------
                                   Purchaser's Taxpayer Identification Number



EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 4

                                                                        ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned (the "PURCHASER") hereby certifies as follows to the addressees of the Rule 144A Representation Letter to which this certification is attached with respect to the Notes described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Purchaser.

         2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because (i) the Purchaser owned and/or invested on a discretionary basis $__________(1) in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

         ____ Corporation etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ____ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which are attached hereto.

         ____ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar




--------

(1) Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, and, in that case, Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities unless such dealer is acting in a riskless principal transaction on behalf of a qualified institutional buyer.




EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 5
                  institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which are attached hereto.

         ____     Dealer. The Purchaser is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934 acting other than in a riskless principal transaction on behalf of a qualified institutional buyer.

         ____ Dealer (Riskless Principal Transaction). The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 acting in a riskless principal transaction on behalf of a qualified institutional buyer.

         ____ Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ____ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ____ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ____ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisors Act of 1940.

         ____ Small Business Investment Company. The Purchaser is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ____ Business Development Company. The Purchaser is a business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

         ____ Trust Fund. The Purchaser is a trust fund whose trustee is a bank or trust company and whose participants are exclusively State or Local Plans or ERISA

EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 6

                  Plans as defined above, and no participant of the Purchaser is an individual retirement account or an H.R. 10 (Keogh) plan.

         3. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph, except (i) where the Purchaser reported its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

         6. Until the date of purchase of the Notes, the Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                      ----------------------------------------
                                      Name of Purchaser or Adviser



EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 7

                                   By:
                                      ----------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                   Date:
                                        --------------------------------------

EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 8

                                                                       ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned (the "PURCHASER") hereby certifies as follows to the addressees of the Rule 144A Representation Letter which this certification is attached with respect to the Transferor Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Purchaser or, if the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because the Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Purchaser alone, or the Purchaser's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's Family of Investment Companies, the cost of such securities was used, except (i) where the Purchaser or the Purchaser's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ____ The Purchaser owned $__________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or

EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 9
investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

         5. The Purchaser is familiar with Rule 144A and understands that the parties listed in the Rule 144A Representation Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. In addition, the Purchaser will only purchase for the Purchaser's own account.

         6. Until the date of purchase of the Notes, the undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                   Name of Purchaser or Adviser


                                    By:
                                       ---------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                    Date:
                                         -------------------------------------
                                    IF AN ADVISER:


                                    ------------------------------------------
                                    Name of Purchaser


                                    Date:
                                         -------------------------------------



EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 10

                                    EXHIBIT E

                                       TO

                                 TRUST INDENTURE

                            FORM OF RELEASE OF LIENS

         THE STATE OF __________    )

                                    )

         COUNTY OF ____________     )

         THAT BNY MIDWEST TRUST COMPANY, as Trustee (the "TRUSTEE") under the Trust Indenture dated as of April 3, 2002 between PMC Joint Venture, L.P. 2002-1 and the Trustee, with its principal corporate trust office located in Chicago, Illinois, the legal and equitable owner and holder of the promissory notes, more particularly described in the Deeds of Trust or Mortgages referred to in Exhibit "A" attached hereto and made a part hereof for all purposes (the "NOTES"), for and in consideration of the full and final payment of all indebtedness secured by the aforesaid liens, the receipt of which is hereby acknowledged, has released and discharged, and by these presents hereby releases and discharges, the above described property from all liens held by the undersigned securing said Notes.

         EXECUTED this _______ day of ____________, ______.

                                      BNY MIDWEST TRUST COMPANY,
                                      as Trustee


                                      By:
                                         -------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------
         THE STATE OF ________              )
                                            )
         COUNTY OF _________                )

         This instrument was acknowledged before me on _______________________, _____, by _________________________________ of
_________________________________, on behalf of said company.

EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 11

                        Notary Public in and for the State of
                                                              ---------------

My Commission Expires:


--------------------------         ------------------------------------------
Printed Name







EXHIBIT D-2

FORM OF TRANSFEREE'S LETTER - Page 12

                                   SCHEDULE 1

                                   Definitions

         The following words and phrases shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Affiliate" means, with respect to any Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Note Principal Balance" means as of any date of determination, the Original Note Principal Balance less the sum of all amounts previously distributed to the Noteholders in respect of principal.

         "Annual Statement" means the Annual Statement to be provided by the Servicers pursuant to Section 5.1(b) of the Servicing Agreement.

         "Asset Substitution Shortfall" has the meaning provided in Section 3.3(d) of the Indenture.

         "Authorized Officer" means (i) with respect to the Issuer, the president, any executive vice president, the general counsel, the chief financial officer, or the financial reporting manager of the General Partner,
(ii) with respect to the Trustee or Supervisory Servicer, any Responsible Officer of the Trustee or Supervisory Servicer, and (iii) with respect to the Servicers, the president, any executive vice president, chief financial officer of the Servicers or other authorized employee of the Servicers denoted as such in writing by the Servicers.

         "Available Funds" means with respect to each Payment Date, the sum of
(i) the amount then on deposit in the Collection Account and (ii) the amount then on deposit in the Spread Account.

         "Available Moneys" means any moneys on deposit in the Collection Account with respect to which the Trustee has received an unqualified Opinion of Independent Counsel qualified in bankruptcy matters acceptable to the Rating Agency to the effect that the use by the Trustee of such moneys in accordance with this Indenture would not constitute a voidable preference under the Federal Bankruptcy Code, in the event a petition in bankruptcy is filed by or against the entity depositing such moneys.

         "Beneficial Owner" shall mean the person considered to be the beneficial owner of any Note pursuant to the arrangements for book-entry determination of ownership applicable to DTC or its successors or assigns.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the city in which either the Servicers or the principal corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Carry-Forward Amount" means the amount, if any, by which (i) the Principal Distribution Amount with respect to any preceding Payment Date exceeded (ii) the amount of the actual principal distribution to the Noteholders on such Payment Date.

         "Charged-Off Loan" means a Loan (i) which the Servicer has written-off as uncollectible, in accordance with the Servicer's customary credit and collection policies, (ii) which is more than 365 days contractually past due, or
(iii) with respect to which the Servicer is preparing to initiate or has initiated a foreclosure or similar proceeding or to accept or has accepted a deed in lieu of foreclosure.

         "Closing Date" means April 12, 2002, the date on which the Notes are originally authenticated and delivered.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Collection Account" means the account by that name created pursuant to
Section 6.1 of the Indenture.

         "Collection Period" means, with respect to any Payment Date, the period commencing on the first (1st) day of the calendar month immediately preceding the month in which the Payment Date occurs (or in the case of the first Collection Period, from the Cut-Off Date) and ending on the last day of the calendar month immediately preceding the month in which the Payment Date occurs.

         "Collections" means all payments including, without limitation, Monthly Payments, Principal Prepayments, Liquidation Proceeds and insurance proceeds, but excluding Prepayment Penalties received by or on behalf of the Servicers in respect of the Loans.

         "Company" means PMC or PMCT and "Companies" means PMC and PMCT collectively.

         "Company Party" means either Company, any officer, director, agent or employee of either Company and any other Person who controls either Company within the meaning of the Securities Law.

         "Contribution Agreement" means the Contribution Agreement dated as of April 3, 2002, among the Issuer, PMCT and PMC, pursuant to which the Loans are contributed and sold by PMC and PMCT to the Issuer, as the same may be amended or otherwise modified from time to time.

         "Contribution Date" means the Closing Date.



SCHEDULE 1
Definitions - Page 2

         "Corporate Trust Office" means the principal corporate trust office of the Trustee located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 Attention: Structured Finance Services, or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the Issuer, the Servicers and the Supervisory Servicer or the principal corporate trust office of any successor Trustee.

         "Cut-Off Date" means February 28, 2002.

         "Cut-Off Date Principal Balance" means, with respect to each Loan, the Loan Principal Balance as of the Cut-Off Date, after deducting the principal portion of all Monthly Payments received on or prior to the Cut-Off Date.

         "Default Rate" means the lesser of (i) the weighted average Loan Rate of the Loans less the sum of the Servicing Fee, the Trustee's Fee and the Supervisory Servicer's Fee, if any, or (ii) the Remittance Rate plus 2%.

         "Defective Loan" has the meaning set forth in Section 8(a) of the Contribution Agreement.

         "Definitive Notes" means Notes issued in fully registered, certificated form to Beneficial Owners or their respective nominees rather than to DTC or DTC's Nominee.

         "Deleted Mortgage Loan" means a Loan replaced pursuant to Section 8 of the Contribution Agreement or Section 3.3(a) of the Indenture by a Substitute Loan.

         "Determination Date" means, with respect to a Payment Date, the close of business on the last day of the related Collection Period.

         "Determination Date Report" means, with respect to a Payment Date, the report required to be provided by the Servicers pursuant to Section 5.1 of the Servicing Agreement.

         "DTC" means The Depository Trust Company, New York, New York, a limited purpose trust company organized under laws of the State of New York.

         "DTC's Nominee" means the entity nominated for DTC in whose name the Notes will be registered. The initial DTC's Nominee shall be Cede & Co.

         "DTC Participant" means those securities brokers or dealers, banks, trust companies, clearing corporations, and various other entities for which DTC holds securities from time to time as a securities depository.

         "Eligible Investments" means any one or more of the following obligations or securities:

         (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, excluding any principal-only or interest-only stripped mortgage pass-throughs and


SCHEDULE 1
Definitions - Page 3
         provided that any obligations of any such agency or instrumentality must be guaranteed as to timely payment of principal and interest;

         (ii) demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee or any affiliate of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have a credit rating not lower than the second highest rating category from Moody's;

         (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which securities have a credit rating not lower than the second highest rating category from Moody's at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 10% of the sum of the outstanding principal amount of the Notes and the aggregate principal amount of all Eligible Investments held as part of the Trust Estate;

         (iv) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the date of issuance thereof) having the highest commercial paper rating from Moody's;

         (v) certificates or receipts representing ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;

         (vi) money market funds (including a fund of the Trustee) registered under the Investment Company Act of 1940, as amended, having a credit rating, at the time of such investment, not lower than the highest rating category from Moody's;

         (vii) a collective investment fund (including a fund of the Trustee) that is maintained by a national banking association rated at least "P-1" by Moody's and is created pursuant to Regulation 9 of the Office of the Comptroller of the Currency and that is invested solely in one or more obligations of the types described in clauses (i) and (ii) of this definition; and


SCHEDULE 1
Definitions - Page 4

         (viii) any repurchase agreement with any bank or trust company organized under the laws of any state of the United States or any national banking association or government bond dealer reporting to, and recognized as a primary dealer by the Federal Reserve Bank of New York, which agreement is secured by any one or more of the securities described in (i), (ii) or (iii) above, and with the securities delivered to and held by an agent designated by the Trustee, as custodian for purposes of perfecting the Trustee's first priority security interest in such securities; provided, however, that no obligation or security shall be an Eligible Investment if (x) such obligation or security evidences a right to receive only interest payments or only principal payments, or (y) the stated interest on such obligation or security is in excess of 120% of the yield to maturity produced by the price at which such obligation or security was purchased.

         "Eligible Loan" is a Loan that meets the following requirements as of the date of its transfer by either Company to the Partnership:

                  (a) the Underlying Note provides for level monthly payments except as set forth on the Loan Schedule;

                  (b) the Loan is payable in United States Dollars and is secured by a Mortgage on real property located in the United States;

                  (c) the Underlying Note relating to such Loan, according to its original or amended terms, provides that the amount payable thereunder will be due not more than 280 months following the origination date of such Loan;

                  (d) the Loan is not payable by an obligor which is located within the meaning of Section 9.307 of the Uniform Commercial Code as enacted in the State of Texas, in any jurisdiction outside of the United States and is not the United States of America or any state or agency, department or instrumentality of the United States of America or any state thereof;

                  (e) the Loan is not more than thirty (30) days delinquent as of the Cut-Off Date;

                  (f) the Loan is evidenced by one original executed copy of the Underlying Note;

                  (g) the Loan and the Loan documents are consistent with underwriting and credit policies of PMC or PMCT, as the case may be; and

                  (h) the representations and warranties contained in the Transaction Documents regarding the Loans are true on the substitution date if such Loan is a Substitute Loan.

         "Eligible Servicer" means PMC, PMCT, BNY Midwest Trust Company, one of its Affiliates or any other Person which (a) is legally qualified and has the capacity to service the Loans, (b) has demonstrated the ability to professionally and competently service a portfolio of


SCHEDULE 1
Definitions - Page 5
contracts or similar loans in accordance with high standards of skill and care, and (c) has a short-term debt obligation rating from the Rating Agency in its highest short-term category or such Person is otherwise acceptable to the Rating Agency in order to maintain a rating on the Notes of at least "Aaa" as confirmed in writing by the Rating Agency and (d) is approved by the Trustee (with the Required Noteholders' consent).

         "Environmental Law " means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

         "Event of Default" means any occurrence or event specified as an "Event of Default" in Section 9.1 of the Indenture.

         "Federal Bankruptcy Code" means Title 11 of the United States Code, as amended.

         "Fidelity Bond" has the meaning set forth in Section 2.4 of the Servicing Agreement.

         "Financial Institution" means a bank the deposits of which are fully insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

         "Funds Retention Event" means the existence of an Event of Default under the Indenture.

         "General Partner" means PMC Joint Venture LLC 2002-1, a Delaware limited liability company, in its capacity as general partner of the Issuer.

         "Holder" or "Noteholder" means each Person in whose name a Note is registered.

         "Indenture" means the Trust Indenture dated as of April 3, 2002, between the Issuer and the Trustee, as the Trust Indenture shall be amended and supplemented from time to time.

         "Independent," when used with respect to any specified Person, means the Person (a) is in fact independent of the Issuer and the Servicers and of any affiliate of the Issuer or the Servicers, (b) does not have and has not had in the prior two (2) years any direct financial interest or any material indirect financial interest in the Issuer or the Servicers or in any affiliate of the Issuer or the Servicers and (c) is not connected and for the prior two (2) years has not been connected with the Issuer or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Manager" has the meaning set forth in Section 5.13(a) of the Indenture.



SCHEDULE 1
Definitions - Page 6

         "Initial Deposit" means, a deposit of $2,820,164 required to be made into the Spread Account on the Closing Date, such deposit being equal to 4% of the aggregate Cut-Off Date Principal Balance of all Loans.

         "Initial Purchaser" means Banc One Capital Markets, Inc.

         "Interest Accrual Period" means, with respect to each Payment Date for the Notes, the period from and including the immediately prior Payment Date to but excluding the Payment Date first referred to in this definition (or in the case of the first Payment Date, from and including the Closing Date to but excluding the first Payment Date).

         "Interest Distribution Amount" means with respect to each Payment Date, the sum of (i) the interest accrued for the related Interest Accrual Period at the Remittance Rate on the Aggregate Note Principal Balance outstanding immediately prior to such Payment Date and (ii) the amount of the shortfall, if any, of any interest that the Notes were entitled to receive on a preceding Payment Date pursuant to Section 6.4(b)(ii) of the Indenture, but did not receive, plus to the extent permitted by applicable law, interest thereon at the Default Rate compounded monthly.

         "Issuer" or "Partnership" means PMC Joint Venture, L.P. 2002-1, a Delaware limited partnership.

         "Law" means all statutes, rules, regulations, ordinances, orders or decrees of any federal or state government or political subdivision, agency or public official thereof that apply to or affect a Loan or Mortgaged Property or the services and obligations of the Servicers under the Servicing Agreement.

         "Lien" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind whatsoever except the liens granted under the Contribution Agreement and under the Indenture with respect to the Loans.

         "Liquidated Loan" means any Charged-Off Loan as to which the Servicer with respect to such Loan has certified to the Trustee that all amounts which it expects to recover from or on account of such Loan and related Mortgaged Property (including REO Property) have been recovered and that no further Liquidation Proceeds will be received in connection therewith.

         "Liquidation Expenses" means, with respect to Loans being liquidated and REO Properties, expenses paid or incurred by or for the account of the Servicer with respect to such Loan for (i) property protection expenses, (ii) property sales expenses, (iii) foreclosure costs, including court costs and reasonable attorneys' fees, and (iv) similar expenses reasonably paid or incurred in connection with liquidation.

         "Liquidation Proceeds" means amounts received by the Servicer with respect to such Loan in connection with the liquidation of a Loan, whether from
(i) proceeds from a trustee's sale or judicial foreclosure; (ii) condemnation proceeds received from any taking of the property by condemnation or otherwise; or (iii) any final disposition of REO Property, in each case net of

SCHEDULE 1
Definitions - Page 7
related Liquidation Expenses and any amounts required to be returned to the applicable Obligor pursuant to applicable law.

         "Loan" means collectively, a loan originated or purchased by PMC, PMCT or one of their Affiliates to a Person to finance or refinance the acquisition, construction, development or renovation of real or personal property by such Person, each of which is evidenced by an Underlying Note and a Mortgage and which is listed in the aggregate with any other loans to such Person on the Loan Schedule (which after the Closing Date may include any Charged-Off Loans and Loans with respect to which the related Mortgaged Property has become REO Property).

         "Loan File" means, with respect to a Loan, the Servicer Loan File and the Trustee Loan File, taken together.

         "Loan Pool" means collectively, the Loans at any time and from time to time pledged to the Trustee pursuant to the Indenture.

         "Loan Principal Balance" means, with respect to a Loan, the outstanding principal balance of such Loan remaining to be paid by the related Obligor as of the date of determination, or, with respect to a REO Property, the principal balance of the related Loan at the date of acquisition of the related Mortgaged Property by the Trustee minus all amounts recovered with respect to such REO Property and applied by the applicable Servicer as a recovery of principal in accordance with Section 4.4 of the Servicing Agreement.

         "Loan Rate" means, as of any date of determination, the then applicable rate at which interest accrues on an Underlying Note.

         "Loan Schedule" means the schedule of Loans attached as Exhibit B to the Indenture and Exhibit A to the Contribution Agreement, as such schedule may be amended from time to time in accordance with the terms of the Indenture and the Contribution Agreement. The Loan Schedule specifies the aggregate Cut-Off Date Principal Balance of the Loans and, with respect to each Loan: (i) the loan number; (ii) the name and address of the Obligor and address of the Mortgaged Property; (iii) the original principal balance; (iv) the current Loan Rate; (v) the amount of the current Monthly Payment and any step-up in the Monthly Payment; (vi) the scheduled maturity date; (vii) any waiver, impairment, alteration or modification of the terms of the Underlying Note or Mortgage or the release, in whole or in part of any Obligor or Mortgaged Property; (viii) any Mortgage not constituting a first lien; (ix) whether such Loan is secured by any property other than the primary real estate collateral; (x) any material changes that would render information previously provided to the Noteholders untrue or misleading in a material respect; and (xi) the Servicer of the Loan.

         "Lockbox Account" means the bank account into which the Obligors are directed by the Servicers to make payments in respect of the Loans, which account is maintained at Bank One, Texas N.A. or another Financial Institution having a long-term unsecured debt rating of at least A-2 or the equivalent by the Rating Agency.


SCHEDULE 1
Definitions - Page 8

         "LTV" or "Loan to Value" means, with respect to any Loan, the percentage determined by dividing (i) the Cut-Off Date Principal Balance by (ii) the "value" of the Mortgaged Property securing such Loan (which value shall equal the lesser of the cost or the appraised value of such Mortgaged Property, or, in the case of refinancings or financing of renovations, the value determined by PMC, PMCT or the Issuer, as the case may be, taking into account original property cost, cost of renovation, insured values and/or property assessments in each case), as of the origination date of such Loan.

         "Maturity Date" means, with respect to the Notes, April 15, 2023.

         "Monthly Payment" means, with respect to any Loan, each scheduled monthly payment of principal and interest on such Loan which is payable by an Obligor from time to time under the related Underlying Note.

         "Monthly Trustee Report" has the meaning set forth in Section 6.7 of the Indenture.

         "Moody's" means Moody's Investors Service, Inc., its successors and assigns.

         "Mortgage" means collectively, any and all mortgages, deeds of trust, security agreements, assignments of leases and rents or other instruments given as security for an Underlying Note, together with any and all riders, addenda, written modifications and amendments thereto.

         "Mortgaged Property" means all real property, including all buildings, structures, improvements or fixtures thereon and all appurtenances, water rights, privileges and benefits appertaining thereto, and all personal property that is conveyed, pledged or mortgaged, or in which a security interest is granted, under a Mortgage to secure the payment of all sums and the performance of all covenants and obligations that are to be paid or performed by a Obligor under the terms of such Obligor's Loan.

         "Mortgagee" means the mortgagee or secured party under a Mortgage.

         "Note Register" means the register of Noteholders maintained by the Registrar pursuant to Section 2.9 of the Indenture.

         "Noteholder" or "Holder" means each Person in whose name a Note is registered.

         "Note" means any Note executed by the Issuer and authenticated by the Trustee substantially in the form of Exhibit A to the Indenture.

         "Notice Address" means the following until a different address is provided in writing to the Trustee:



SCHEDULE 1
Definitions - Page 9

                  (a)      With respect to the Issuer:

                           PMC Joint Venture, L.P. 2002-1
                           18111 Preston Road
                           Suite 600
                           Dallas, Texas  75252
                           Attention: General Counsel
                           Telephone: (972) 349-3200
                           Telecopy:  (972) 349-3265

                  (b)      With respect to the Trustee:

                           BNY Midwest Trust Company
                           2 North LaSalle Street
                           Suite 1020
                           Chicago, Illinois  60602
                           Attention: Structured Finance Services
                           Telephone: 312/827-8500
                           Telecopy: 312/827-8562

                  (c)      With respect to the Placement Agent:

                           Banc One Capital Markets, Inc.
                           1 Bank One Plaza, IL1-0463
                           Chicago, Illinois 60670-0463
                           Attention: Andy Cherna
                           Telephone: (312) 732-7931
                           Telecopy: (312) 732-3008

                  (d)      With respect to the Supervisory Servicer:

                           BNY Midwest Trust Company
                           2 North LaSalle Street
                           Suite 1020
                           Chicago, Illinois  60602
                           Attention: Structured Finance Services
                           Telephone:  312-827-8500
                           Telecopy:  312-827-8562

                  (e)      With respect to the Noteholders:

                           The address of the Noteholders shown by the list required by Section 2.9 of the Indenture to be kept at the office of the Trustee.


SCHEDULE 1
Definitions - Page 10

                  (f)      With respect to Moody's:

                           Moody's Investors Service
                           99 Church Street
                           New York, New York  10007
                           Attention:  ABS Monitoring Department
                           Telephone:  (212) 553-4412
                           Telecopy:  (212) 553-7820

                  (g)      With respect to the U.S. Small Business
                           Administration:

                           U.S. Small Business Administration
                           409 3rd Street, S.W., Suite 6300
                           Washington, D.C.  20416
                           Attention:  Director of Office of SBIC Operations
                           Telephone:  (202) 205-6519
                           Telecopy:  (202) 205-6959

         "Obligor" means any obligor on an Underlying Note or any Person that has acquired a Mortgaged Property and assumed the obligations of the obligor under the Underlying Note and the Mortgage.

         "Officer's Certificate" means a certificate delivered to the Trustee signed by an Authorized Officer of the applicable Servicer.

         "Opinion of Counsel" means a written opinion of counsel who shall, and which opinion shall, be satisfactory to the Issuer and the Trustee (who, except when required to be Independent, may be employed by or of counsel to the Issuer or the applicable Servicer). Such counsel (other than an employee or a Person of counsel to the Issuer or the applicable Servicer) shall be a reputable firm of attorneys who have attorneys licensed to practice in the state in which such firm maintains an office, and, if the opinion is with respect to an interpretation of federal tax laws or regulations, such firm shall be Independent.

         "Opinion of Independent Counsel" means an Opinion of Counsel delivered by Independent counsel.

         "Original Note Principal Balance" means an amount equal to $63,453,688.

         "Outstanding" or "Notes Outstanding" means all Notes which have been authenticated and delivered by the Trustee under the Indenture, except:

                  (a) Notes canceled because of payment at or redemption prior to maturity; and

                  (b) Notes in lieu of which other Notes have been authenticated under Sections 2.8 and 2.9 of the Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding are present at a meeting of Holders of Notes for quorum purposes or have


SCHEDULE 1
DEFINITIONS - Page 11
taken or concurred in any action under this Indenture, including the making of any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded. The Issuer shall not acquire and shall cause none of its Affiliates to acquire any of the Notes.

         "Outstanding Note Amount" means, with respect to any date, an amount equal to (a) the aggregate initial principal amount of the Notes Outstanding minus (b) the aggregate amounts paid as principal to the Noteholders of the Notes since the Closing Date.

         "Partnership" or "Issuer" means PMC Joint Venture, L.P. 2002-1, a Delaware limited partnership.

         "Partnership Party" means the Partnership, any officer, director, employee or agent of the Partnership, and any person who controls the Partnership within the meaning of the Securities Law.

         "Paying Agent" means any bank or trust company designated pursuant to the Indenture to serve as a paying agent or place of payment for the Notes, and any successors designated pursuant to the Indenture.

         "Payment Date" means, with respect to the Notes, the fifteenth (15th) day of each month or if such fifteenth (15th) day is not a Business Day, on the first Business Day immediately following such fifteenth (15th) day, commencing April 15, 2002, or the date that the Notes are due upon acceleration.

         "Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture or government or any agency or political subdivision thereto.

         "Placement Agent" means Banc One Capital Markets, Inc., its successors and assigns.

         "PMC" means PMC Capital, Inc., a Florida corporation, a contributor of the Loans pursuant to the Contribution Agreement.

         "PMCT" means PMC Commercial Trust, a Texas real estate investment trust, a contributor of the Loans pursuant to the Contribution Agreement.

         "Prepayment Date" means any date on which the Notes are to be prepaid pursuant to Sections 4.1 or 9.2 of the Indenture.

         "Prepayment Penalties" means, in connection with any voluntary prepayments of principal on the Underlying Notes, the specified charges or yield maintenance premiums required to be paid by the Obligors pursuant to the terms of the loan documents evidencing the Loans.

         "Principal Collections" means all Collections allocable to payments of principal on the Loans, including Principal Prepayments and Takeout Price and payments received with respect to REO Property and allocable to principal applying such payments to interest and principal due

SCHEDULE 1
DEFINITIONS - Page 12
on the related Loan immediately prior to the acquisition of the REO Property in accordance with the terms of the loan documents evidencing the Loan but excluding amounts received relating to Charged-Off Loans as to which the principal portions of such Loans have been previously included as a part of a Principal Distribution Amount.

         "Principal Distribution Amount" means with respect to each Payment Date, an amount equal to the sum of (a) the Principal Collections received during the related Collection Period and (b) the aggregate outstanding principal amount of Loans which became Charged-Off Loans during the related Collection Period (determined as of the end of the related Collection Period after giving effect to all Principal Collections) and which were not substituted with new Loans pursuant to Section 3.3 of the Indenture on or before the end of such Collection Period.

         "Principal Prepayment" means any Obligor payment of principal or other recovery of principal (whether in the form of Liquidation Proceeds or otherwise) on a Loan which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including, without limitation, any Takeout Price and Asset Substitution Shortfall.

         "Private Placement Memorandum" means the Private Placement Memorandum dated April 3, 2002, relating to the Notes.

         "Purchase Agreement" means the agreement dated April 3, 2002 between the Issuer and the Initial Purchaser relating to the initial purchase of the Notes.

         "Rating Agency" means, with respect to the Notes and to Eligible Investments, Moody's.

         "Realized Loss" means, with respect to each Liquidated Loan, an amount (not less than zero or greater than the related Loan Principal Balance as of the date of the final liquidation) equal to the Loan Principal Balance of the Loan as of the date of such liquidation, minus the Liquidation Proceeds relating to such Liquidated Loan applied to principal (such Liquidation Proceeds to be applied first to unpaid interest due on the Liquidated Loan and then to the principal balance of the Liquidated Loan).

         "Record Date" means, with respect to a Payment Date, the twelfth (12th) day of the calendar month in which the Payment Date occurs or, in the case of the first Payment Date, April 12, 2002.

         "Refinancable Loan" means, a Loan with respect to which the related Obligor has given notice to the applicable Servicer that such Obligor has been issued a written loan commitment from a third party lender to refinance such Loan and that such Obligor intends to refinance such Loan with such third party lender; provided, however, the aggregate principal balance of all Loans that may become Refinancable Loans and subject to the repurchase provisions of Section
3.3 of the Indenture shall not exceed 10% of the aggregate Cut-Off Date Principal Balance of all Loans without the prior written consent of the Required Noteholders, and in no event shall ever exceed 20% of the aggregate Cut-Off Date Principal Balance of the Loans on a cumulative basis.


SCHEDULE 1
DEFINITIONS - Page 13

         "Registrar" means the registrar for the Notes appointed pursuant to
Section 2.9 of the Indenture.

         "Related Assets" means, with respect to a Loan, all documents in the related Loan File, all other documents held by the Servicer or any subservicer with respect to the Loan, and any other assets related to the Loan.

         "Remittance Rate" means the lesser of (a) the weighted average Loan Rate of the Loans less the sum of the Servicing Fee, the Trustee's Fee and the Supervising Servicer's Fee, if any, or (b) a rate equal to 6.67% per annum.

         "REO Property" means a Mortgaged Property acquired by a Servicer on behalf of the Trustee through foreclosure or deed in lieu of foreclosure, pursuant to Section 4.4 of the Servicing Agreement.

         "Required Noteholders" means (i) for so long as the Beneficial Owners as of the Closing Date (other than the Initial Purchaser) continue to own beneficially at least sixty-six and two thirds percent (66 2/3%) of the Aggregate Note Principal Balance, the Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Note Principal Balance, and (ii) thereafter, the Holders of not less than a majority of the Aggregate Note Principal Balance.

         "Required Rating" has the meaning specified in Section 3.3(a) of the Servicing Agreement.

         "Responsible Officer" means, when used with respect to the Trustee or Supervisory Servicer, any officer within the Corporate Trust Office including any vice president, managing director, assistant vice president, secretary, assistant secretary, treasurer or assistant treasurer or any other officer of the Trustee or Supervisory Servicer customarily performing functions similar to those performed by any of the above designated officers and also any officer of the Trustee or Supervisory Servicer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Securities Law" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Public Utility Holding Company Act of 1935, each as amended from time to time, and any rule or regulation in effect from time to time under any such Act.

         "Servicer" means either PMC Capital, Inc., a Florida corporation, or PMC Commercial Trust, a Texas real estate investment trust, in its capacity as Servicer under the Servicing Agreement, and its successors and assigns in such capacity.

         "Servicer Default" means any event described in Section 6.1 of the Servicing Agreement.

         "Servicer Employees" has the meaning set forth in Section 2.4 of the Servicing Agreement.

SCHEDULE 1
DEFINITIONS - Page 14

         "Servicer Loan File" means, with respect to a Loan, all documents related to the Loan, other than those documents constituting the Trustee Loan File, held in trust for the Trustee by the applicable Servicer pursuant to
Section 3.1 of the Servicing Agreement.

         "Servicing Agreement" means the Servicing Agreement, dated as of April 3, 2002, by and among the Issuer, the Supervisory Servicer, the Servicers and the Trustee, as the same may be amended or otherwise modified from time to time.

         "Servicing Expenses" shall have the meaning set forth in Section 3.8 of the Servicing Agreement.

         "Servicing Fee" means an amount payable monthly in arrears on each Payment Date, equal, for each month during the term of the Indenture, to one-twelfth of .30% times the aggregate outstanding Loan Principal Balance on the immediately preceding Determination Date.

         "Servicing Officer" means any officer or other authorized employee of the Servicers involved in, or responsible for, the administration and servicing of the Loans whose name appears on an incumbency certificate of servicing officers and employees furnished to the Trustee and the Supervisory Servicer by the Servicers, as such certificate may from time to time be amended.

         "Servicing Standard" means to service and administer the Loans with the same care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service comparable mortgage loans, and with a view to the timely collection of all scheduled payments of principal and interest under the Loans or, if a default under a Loan occurs and continues and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of such Loan to the Noteholders (as a collective whole) on a present value basis.

         "Specified Spread Account Requirement" means, the maximum amount required to be on deposit at any time in the Spread Account, which, with respect to any Payment Date, shall be equal to a maximum amount equal to the sum of without duplication (a) the greater of (i) 6% of the aggregate Loan Principal Balance (exclusive of Charged-Off Loans the principal portions of which have been previously included as a part of a Principal Distribution Amount) outstanding on such Payment Date or (ii) 2% of the aggregate Cut-Off Date Principal Balance of all Loans, plus (b) 25% of aggregate Loan Principal Balance of all Loans (exclusive of Charged-Off Loans the principal portions of which have been previously included as a part of a Principal Distribution Amount) 90 days or more contractually past due on such Payment Date, plus (c) 50% of the aggregate Loan Principal Balance of all Loans (exclusive of Charged-Off Loans the principal portions of which have been previously included as a part of a Principal Distribution Amount) 120 days or more contractually past due on such Payment Date, plus (d) 75% of the aggregate Loan Principal Balance of all Loans (exclusive of Charged-Off Loans the principal portions of which have been previously included as a part of a Principal Distribution Amount) 150 days or more contractually past due on such Payment Date, plus (e) the aggregate Loan Principal Balance of all Loans (exclusive of Charged-Off Loans the principal portions of which

SCHEDULE 1
DEFINITIONS - Page 15
have been previously included as a part of a Principal Distribution Amount) more than 180 days or more contractually past due on such Payment Date.

         "Spread Account" means the fund by that name created pursuant to
Section 6.1 of the Indenture.

         "Spread Account Excess" has the meaning set forth in Section 6.3(b)(ii) of the Indenture.

         "Substitute Loan" means a Loan which meets the requirements of Section
3.3 of the Indenture, and the substitution of which meets the requirements of
Section 3.3 of the Indenture, which is delivered to the Trustee pursuant to
Section 3.3 of the Indenture.

         "Successor Servicer" means a successor servicer pursuant to Section 3.5 of the Supervisory Servicing Agreement.

         "Summary Determination Date Report" means the report required to be provided by the Supervisory Servicer pursuant to Section 3.3 of the Supervisory Servicing Agreement.

         "Supervisory Servicer" means BNY Midwest Trust Company, an Illinois state banking corporation, its successors and assigns as supervisory and standby servicer under the Supervisory Servicing Agreement.

         "Supervisory Servicer Default" means any event described in Section 5.1 of the Supervisory Servicing Agreement.

         "Supervisory Servicer's Fee" means the fee described in Schedule 2 to the Indenture.

         "Supervisory Servicing Agreement" means the Supervisory Servicing Agreement, dated as of April 3, 2002, among the Supervisory Servicer, the Issuer, the Servicers and the Trustee.

         "Takeout Price" means, with respect to any Loan or REO Property purchased hereunder, an amount equal to the sum of (i) 100% of the Loan Principal Balance thereof as of the date of purchase, (ii) accrued interest thereon at the applicable Loan Rate or Loan Rates from the date to which interest was last paid by the Obligor to the next date on which a Monthly Payment is due under the Mortgage following the date of purchase, (iii) any Servicing Expenses or unpaid Servicing Fees due to the Servicer with respect to the Loan or REO Property under the Servicing Agreement and (iv) expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any expenses arising out of the enforcement of the purchase obligation.

         "Tax Returns" has the meaning set forth in Section 6.8 of the Indenture.

          "Transaction Documents" means the Contribution Agreement, the Notes, the Indenture, the Servicing Agreement, the Supervisory Servicing Agreement, any agreements relating to the Lockbox Account and the other documents delivered in connection therewith, as supplemented and amended in accordance with the terms thereof.

SCHEDULE 1
Definitions - Page 16

         "Trust Estate" means all the property, rights, moneys, securities and other amounts pledged and assigned to the Trustee pursuant to the GRANTING CLAUSES contained in the Indenture.

         "Trust Receipt" means an appropriately completed receipt, substantially in the form attached to the Servicing Agreement as Exhibit A, required for release of all or a portion of a Trustee Loan File to the Servicer.

         "Trustee" means BNY Midwest Trust Company, an Illinois state banking corporation, in its capacity as trustee under the Indenture or its successor in interest, or any successor trustee appointed as provided in the Indenture.

         "Trustee Loan File" means the loan documents listed in Section 2.6(b) of the Indenture pertaining to a particular Loan and any additional documents required to be added to the Trustee Loan File pursuant to the Indenture.

         "Trustee's Fee" means the fee described in Schedule 2 to the Indenture.

         "Underlying Note" means the promissory note, deed of trust note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Loan, including any modification or amendment thereto.


SCHEDULE 1
Definitions - Page 17